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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OvaScience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OVASCIENCE, INC.
9 Fourth Avenue
Waltham, Massachusetts 02451

To our Stockholders:

        You are cordially invited to attend our 2016 Annual Meeting of Stockholders. Our Annual Meeting will be held at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts, on Thursday, June 2, 2016, at 8:00a.m., local time. The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at our Annual Meeting. We urge you to review these proxy materials carefully and to use this opportunity to take part in the affairs of OvaScience, Inc. by voting on the matters described in the proxy statement.

        We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. Providing our proxy materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of the proxy materials. If you wish to receive paper copies of the proxy materials, you may do so by following the instructions contained in the Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

        Your vote is important. Whether or not you plan to attend the Annual Meeting we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Annual Meeting of Stockholders.

        Thank you for your support of OvaScience, Inc. We look forward to seeing you at our Annual Meeting.

Michelle Dipp, M.D., Ph.D. Executive Chair, Chief Executive Officer and Corporate Secretary

OVASCIENCE, INC.

9 Fourth Avenue
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 2, 2016

To our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of OvaScience, Inc., a Delaware corporation ("OvaScience" or the "Company"), will be held at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts, on Thursday, June 2, 2016, at 8:00a.m., local time, to consider and act upon the following matters:

  1.
  To elect three class I directors nominated by our board of directors, each for a three-year term expiring at the 2019 annual meeting of stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016;

  3.
  To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;

  4.
  To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 8, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of these ways:

  (1)
  Vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card.

  (2)
  Vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card.

  (3)
  Vote by mail.    If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage-paid envelope we provided.

        If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        We encourage all stockholders to attend the Annual Meeting in person. You may obtain directions to the location of the Annual Meeting on our website at www.ovascience.com. Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

Michelle Dipp, M.D., Ph.D. Executive Chair, Chief Executive Officer and Corporate Secretary

Waltham, Massachusetts
April 18, 2016

OVASCIENCE, INC.
9 Fourth Avenue
Waltham, MA 02142

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 2, 2016

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of OvaScience, Inc., or the Board, for use at the 2016 Annual Meeting of Stockholders to be held on Thursday, June 2, 2016 at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts, at 8:00a.m., local time, and at any adjournment or postponement thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
For the Annual Meeting of Stockholders to be Held on Thursday, June 2, 2016:

        The proxy materials, which include our proxy statement for the Annual Meeting, our 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and, if you received a paper copy of these materials, a proxy card or voting instruction card, are available for viewing, printing and downloading at www.proxyvote.com.

        A copy of our proxy materials will be furnished without charge to any stockholder upon oral or written request to OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations, Telephone: (617) 500-2802 or pursuant to the instructions included in the Notice of Annual Meeting of Stockholders.

        This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available on the Securities and Exchange Commission's website at www.sec.gov.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?	A.	We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting, to be held at the Westin Waltham Boston Hotel, 70 Third Avenue, Waltham, Massachusetts, on Thursday, June 2, 2016 at 8:00a.m., local time. As a stockholder of OvaScience, you are invited to attend our Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
Q.	What is included in the proxy materials?	A.

The proxy materials include our proxy statement for the Annual Meeting, our 2015 annual report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and, if you received a paper copy of these materials, a proxy card or voting instruction card. If you received a Notice of Internet Availability of Proxy Materials, please see "Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?" below.

Q.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?	A.

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2015 annual report to stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the printed proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which will be mailed to our stockholders commencing on or about April 18, 2016, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

Q.	Who can vote at the Annual Meeting?	A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 8, 2016, the record date for our Annual Meeting. The holders of 27,308,779 shares of our common stock outstanding as of the record date are entitled to vote at the Annual Meeting.

If you were a stockholder of record on April 8, 2016, you are entitled to vote all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.
Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.
Q.	How do I vote?	A.	If your shares are registered directly in your name, you may vote:
(1)

Over the Internet:    Go to the website of our tabulator, Broadridge Financial Solutions, Inc., at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on Wednesday, June 1, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2)

By Telephone:    Call 1-800-579-1639, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on Wednesday, June 1, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3)

By Mail:    If you received your proxy materials by mail, complete and sign your proxy card and mail it to Broadridge in the postage prepaid envelope we provided. Broadridge must receive the proxy card not later than Wednesday, June 1, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, the persons named as proxies will follow our board's recommendations and vote your shares:

• "FOR" the election of all director nominees;
• "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2016;
• "FOR" the approval of the compensation of our Named Executive Officers (as defined herein);
• "FOR" the approval of holding an advisory vote on the compensation of our Named Executive Officers every year; and
• On any other matters properly brought before the Annual Meeting, in accordance with the best judgment of the named proxies.
(4)	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in "street name," meaning they are held for your account by a bank, broker or other nominee, you may vote:
(A)	Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
(B)	By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(C)

In Person at the Meeting:    Contact your bank, broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the Annual Meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:
(1)

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on Wednesday, June 1, 2016.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy, received by Broadridge not later than Wednesday, June 1, 2016, will be counted.
(3)

Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker's proxy as described in the answer above.

Q.	Will my shares be voted if I do not return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers or other nominees can vote their customers' unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-discretionary matter.

The election of directors (Proposal 1), advisory vote on the compensation of Named Executive Officers (Proposal 3) and advisory vote on the frequency of holding an advisory vote on the compensation of Named Executive Officers (Proposal 4) are non-discretionary matters. The ratification of the appointment of our independent auditors (Proposal 2) is a discretionary matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Q.	How many shares must be present to hold the Annual Meeting?	A.

A majority of our outstanding shares of common stock entitled to vote must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposal 1. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.

Proposal 1—Election of Class I Directors

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as "broker non-votes." As a result, broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

• vote FOR all nominees;
• vote FOR one or more nominee(s) and WITHHOLD your vote from the other nominee(s); or
• WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Ratification of Appointment of Independent Auditors

To approve Proposal 2, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. If your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your unvoted shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

Although stockholder approval of our Audit Committee's appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2016 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2016.

Proposal 3—Approval of Advisory Vote on the Compensation of Named Executive Officers

To approve Proposal 2, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote FOR the proposal. Proposal 3 is a non-discretionary matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST the proposal and will be treated as "broker non-votes." As a result, broker non-votes and voting to ABSTAIN will have no effect on the voting on Proposal 3. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4—Approval of Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

The frequency of holding an advisory vote on the compensation of our Named Executive Officers—every year, every two years or every three years—receiving the majority of votes cast will be the frequency approved by our stockholders. Proposal 4 is a non-discretionary matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 4. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST the proposal and will be treated as "broker non-votes." As a result, broker non-votes and voting to ABSTAIN will have no effect on the voting on Proposal 4. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our Named Executive Officers.

Q.	Are there other matters to be voted on at the Annual Meeting?	A.

We do not know of any matters that may come before the Annual Meeting other than the above described Proposals 1 through 4. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of our Annual Meeting.
Q.	What are the costs of soliciting these proxies?	A.

We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations, Telephone: (617) 500-2802. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Expenses and Solicitation

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged The Proxy Advisory Group to advise us on certain proposals in this proxy statement. We may engage them to assist with the solicitation of proxies for the Annual Meeting. We have engaged The Proxy Advisory Group, LLC®, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that OvaScience is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted.

        We have adopted a written Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees. We have also adopted charters for our Audit Committee, our Compensation Committee and our nominating and governance committee, and Corporate Governance Guidelines. We have posted copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and committee charters on the Corporate Governance page of the Investors section of our website, ir.ovascience.com, which you can access free of charge. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics required to be disclosed by law or by the rules of The Nasdaq Stock Market.

Our Board of Directors

Members of the Board of Directors

        Set forth below for each director, including the class I director nominees, is information as of April 1, 2016 with respect to his or her (a) name and age, (b) positions and offices at OvaScience, if any, (c) principal occupation and business experience for the past five years, (d) directorships, if any, of other publicly-held companies during the past five years, and (e) the year such person became a member of our Board. We have also included information below regarding each director's specific experience, qualifications, attributes and skills that led our board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in "Board Processes—Director Nomination Process" on page 15 that we expect of each director.

Name	Age	Position
Michelle Dipp, M.D., Ph.D.	39	Chief Executive Officer and Executive Chair
Harald Stock, Ph.D.	47	Chief Executive Officer—Elect, Director
Richard Aldrich(3)	61	Independent Director Lead
Jeffrey D. Capello(1)	51	Director
Mary Fisher(2)	54	Director
Marc Kozin(3)(4)	54	Director
Thomas Malley(1)(2)	47	Director
John Sexton, Ph.D.(4)	73	Director
John Howe, III, M.D.(1)(2)(4)	73	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

(4)
Member of the Global Strategy Committee

        Michelle Dipp, M.D., Ph.D. co-founded our company in April 2011. She has served as a member of our Board since July 2011, our Chief Executive Officer from June 2011, our President from September 2011 until December 2014 and our Executive Chair since January 2016. Beginning in July 2016, Dr. Dipp will no longer serve as Chief Executive Officer, but will remain as our Executive Chair. Dr. Dipp has served as a partner of Longwood Fund, LP, a venture capital investment fund, since 2010.

From 2008 to 2009, Dr. Dipp served as vice president and then, from 2009 to 2011, senior vice president and head of the Centre of Excellence For External Drug Discovery (CEEDD), a business development unit at GlaxoSmithKline, a pharmaceutical and healthcare company. Prior to that, she was a founding employee of Sirtris Pharmaceuticals, Inc., a pharmaceutical company, where she served as vice president of corporate development from 2005 to 2008. Dr. Dipp serves on the Beth Israel Deaconess Medical Center Board of Trustees. Dr. Dipp holds an M.D. from Oxford University Medical School and a Ph.D. in physiology from the University of Oxford. We believe that Dr. Dipp is qualified to serve on our Board due to her scientific expertise and her experience in the life sciences industry as an entrepreneur and venture capitalist.

        Harald F. Stock, Ph.D., has served as a member of our Board since February 2013 and will serve as our Chief Executive Officer beginning in July 2016. From January 2014 until September 2015, Dr. Stock served as the president and Chief Executive Officer of ArjoHuntleigh, a leading global provider of caregiver equipment for patients with reduced mobility, and executive vice president of the Extended Care Business Area at the publicly traded Getinge Group, ArjoHuntleigh's principal owner. He previously served as chief executive officer of the Grünenthal Group, a German specialty pharmaceutical company, from January 2009 to May 2013. Prior to joining Grünenthal, he served as chairman and managing director of the German DePuy Group, the orthopedics division of Johnson & Johnson, from 2006 until the end of 2008. Dr. Stock served on the board of directors of the European Federation of Pharmaceutical Industries and Associations (efpia) and is a board member of a privately-held pharmaceutical company. From May 2011 to October 2012, he was the vice-chairman of the supervisory board of PAION AG, a publicly traded biopharmaceutical company. Dr. Stock studied chemistry and business administration in Great Britain and Germany and received a Ph.D. in inorganic chemistry from the University of Heidelberg in 1997. We believe that Dr. Stock is qualified to serve on our Board due to his scientific expertise and his experience with global pharmaceutical companies.

        Richard Aldrich co-founded our company in a non-operational role in April 2011. He has served as a member of our Board since July 2011 and served as the Chairman of our Board from March 2012 until January 2016. In March 2016, Mr. Aldrich was appointed as Independent Lead Director of the Board by the independent directors. Mr. Aldrich is a co-founder and partner of Longwood Fund, LP, a venture capital investment fund. He has co-founded and helped to build several successful biotech companies including Sirtris Pharmaceuticals, Inc. (acquired by GlaxoSmithKline in 2008); Concert Pharmaceuticals, Inc., where he serves as chairman of the board; Alnara Pharmaceuticals, Inc. (acquired by Eli Lilly in 2010); Verastem, Inc.; and Flex Pharma, Inc., a biotechnology company developing treatments for symptoms associated with neuromuscular conditions. Mr. Aldrich also serves on the board of directors of Mitobridge, Inc. and Colorescience, Inc. Mr. Aldrich previously served on the board of directors of PTC Therapeutics, Inc. from March 2013 until June 2015. Prior to co-founding Longwood, he was General Partner of RA Capital, a biotechnology investment fund he co-founded in 2001. Mr. Aldrich was also a founding employee of Vertex Pharmaceuticals, Inc., where he held the position of Senior Vice President and Chief Business Officer and managed all commercial and operating functions from 1989 to 2001. Prior to joining Vertex, Mr. Aldrich held several management positions at Biogen, Inc. Mr. Aldrich received his undergraduate degree from Boston College, and an M.B.A. from the Amos Tuck School at Dartmouth College. We believe that Mr. Aldrich is qualified to serve on our Board due to his experience in the life sciences industry as an entrepreneur and venture capitalist and his service on the boards of directors of other life sciences companies.

        Jeffrey D. Capello has served as a member of our Board since March 2012. Mr. Capello is the Chief Executive Officer and founder of Monomoy Advisors, which focuses on helping companies drive shareholder value. From July 2014 to May 2015, Mr. Capello served as the Chief Financial Officer of Ortho-Clinical Diagnostics, which was acquired by the Carlyle Group from Johnson & Johnson, with responsibility for global finance and business development. Prior to his role at Ortho-Clinical

Diagnostics, Mr. Capello served as Chief Financial Officer and Executive Vice President of Boston Scientific from March 2010 to March 2014. At Boston Scientific, Mr. Capello was responsible for the worldwide management of Boston Scientific's finance, information systems, business development and corporate strategy functions. Mr. Capello joined Boston Scientific in June 2008 and served as Senior Vice President and Chief Accounting Officer until March 2010. Prior to joining Boston Scientific, he was the Senior Vice President and Chief Financial Officer with responsibilities for global finance and business development at PerkinElmer, Inc. from 2006 to 2008. Prior to that, he served as PerkinElmer's vice president of finance, corporate controller and treasurer from 2002 to 2006 and vice president, finance, corporate controller, chief accounting officer and treasurer from 2001 to 2005. Prior to his tenure at PerkinElmer, Mr. Capello was a Partner at PricewaterhouseCoopers LLP, both in the United States and in the Netherlands. Mr. Capello is a board member of Flex Pharma, Inc., a biotechnology company developing treatments for symptoms associated with neuromuscular conditions. Previously, Mr. Capello was a member of the Board of Sirtris Pharmaceuticals, Inc., which was acquired by GlaxoSmithKline in 2008, and served as both a member and the Chair of its audit committee. Mr. Capello holds a B.S. degree in business administration from the University of Vermont and an M.B.A. degree from Harvard Business School. Mr. Capello is also a certified public accountant. We believe that Mr. Capello is qualified to serve on our Board due to his experience in the medical device and healthcare technology industries, his accounting background and his service on the boards of directors of other life sciences companies.

        Mary Fisher has served as a member of our Board since June 2013. Ms. Fisher also serves as Chief Executive Officer and Director at Colorescience, Inc., a former division of SkinMedica, Inc., where she served as Chief Executive Officer from April 2008 to December 2012, when she led the sale of the company to Allergan, Inc. Prior to joining SkinMedica, Ms. Fisher was the Chief Operating Officer of Acorda Therapeutics, Inc., a biotechnology company focused on developing products for the treatment of central nervous system disorders, with responsibility for corporate strategy and business development, financial planning, sales and marketing, and manufacturing. Previously, Ms. Fisher was Vice President, Strategic Healthcare and Commercial Operations for Cephalon, Inc., with responsibility for product planning and marketing, managed care sales, and manufacturing. Her earlier experience includes positions at Immunex Corp. and Boehringer Ingelheim. She is also a member of the board of directors of Zeltiq Aesthetics, Inc., a publicly-traded medical technology company, and Neuroscience Nursing Foundation. We believe that Ms. Fisher is qualified to serve on our Board based on her more than 25 years of experience in the pharmaceutical and biotechnology industries, including her executive experience.

        Marc Kozin has served as a member of our Board since January 2014. Mr. Kozin has been a Senior Advisor to L.E.K. Consulting, a global strategy consulting firm, since July 2011. Prior to that, Mr. Kozin served as president of L.E.K.'s North American practice for 15 years. Mr. Kozin currently serves as a member of the board of directors of UFP Technologies, Inc., a designer and manufacturer of engineered packaging solutions and engineered component products, Endocyte, Inc., a biotechnology company developing treatments for cancer and inflammatory diseases, Flex Pharma, Inc., a biotechnology company developing treatments for symptoms associated with neuromuscular conditions, and two privately-held companies. Mr. Kozin previously served as a member of the board of directors of DYAX Corp., a biopharmaceutical company, from January 2012 until January 2016. He also serves on the strategic advisory board for Healthcare Royalty Partners, a global healthcare investment firm. Mr. Kozin holds a B.A., with distinction, in economics from Duke University and an M.B.A., with distinction, from The Wharton School, University of Pennsylvania. We believe that Mr. Kozin is qualified to serve on our Board due to his nearly 30 years of experience in corporate and business unit strategy consulting, merger and acquisition advisory services, and value management both domestically and internationally.

        Thomas Malley has served as a member of our Board since October 2012. Since May 2007, Mr. Malley has served as President of Mossrock Capital, LLC, a private investment firm. From April 1991 to May 2007, Mr. Malley served with Janus Mutual Funds as an analyst for eight years and as a vice president and portfolio manager for the Janus Global Life Sciences Fund for eight years. He serves on the board of directors of Kura Oncology, Inc. and BeiGene, Ltd., both biotechnology companies. He previously served as a director of Puma Biotechnology, Inc. from 2011 to 2015, Synageva BioPharma Corp. from 2006 to 2015 and Cougar Biotechnology, Inc. from 2007 to 2009. Mr. Malley holds a B.S. in biology from Stanford University and has been a chartered financial analyst since 1994. We believe that Mr. Malley is qualified to serve on our Board due to his investment and financial experience in the biotechnology industry and his service on the boards of directors of other life sciences companies.

        John Sexton, Ph.D. has served as a member of our Board since April 2015. Dr. Sexton is President Emeritus of New York University. He served as the fifteenth President of NYU from 2001 until 2015. He is a Fellow of the American Academy of Arts and Sciences, a member of the Council on Foreign Relations, and a past member of the Executive Committee of the Association of American Universities. He previously served as the Chairman of the Board of the Federal Reserve Bank of New York and Chair of the Federal Reserve Systems Council of Chairs. He was awarded the TIAA-CREF Hesburgh Award for Leadership Excellence, the Foreign Policy Association Medal, the NASPA President's Award for advancing the quality of student life at NYU, and was named one of the "Top Ten College Presidents" by TIME Magazine. Earlier in his career at NYU, he was the Dean and Benjamin Butler Professor of Law at NYU School of Law. Prior to NYU, Dr. Sexton was Law Clerk to Chief Justice Warren Burger of the United States Supreme Court and to Judges David Bazelon and Harold Leventhal of the United States Court of Appeals. Additionally, Dr. Sexton served as Special Master Supervising Pretrial Proceedings in the Love Canal Litigation. He also served as Professor of Religion and Department Chair at Saint Francis College. Dr. Sexton is a published author of several books, chapters, articles and Supreme Court briefs. Dr. Sexton holds a B.A. in History from Fordham College, an M.A. in Comparative Religion and a Ph.D. in History of American Religion from Fordham University, and a J.D. from Harvard Law School. We believe that Dr. Sexton is qualified to serve on our Board due to his executive experience and with global partnerships.

        John Howe, III, M.D. has served as a member of our Board since June 2015. Dr. Howe is a recognized expert in international medicine and is a humanitarian leader. From 2001 through 2015, he served as the President and Chief Executive Officer of Project HOPE, an international health education and humanitarian assistance foundation, which operates more than 70 programs in 45 countries on five continents. During Dr. Howe's tenure, Project HOPE expanded its areas of distributing medicine, treating infectious diseases and non-communicable diseases, and promoting the health education and life improvement of women and children. Before Project HOPE, Dr. Howe held the Distinguished Chair in Health Policy at The University of Texas Health Science Center at San Antonio; he served as the Center's chief executive from 1985 through 2000 and is currently the President Emeritus. He is a board member of BB&T Bank, the Chinese Center for Communicable Disease Control and Prevention, the John E. Fogarty International Center at the National Institutes of Health and the Texas Biomedical Research Institute, among others. Among Dr. Howe's numerous honors and awards are the U.S. Army's Commander's Award for Public Service, the Surgeon General's Exemplary Service Award, and the Magnolia Award from the City of Shanghai, China. Dr. Howe is a published author of numerous articles, chapters and abstracts in medical journals, including the New England Journal of Medicine and the Annals of Internal Medicine, among others. Dr. Howe holds a Bachelor of Arts from Amherst College and an M.D. from Boston University School of Medicine. We believe that Dr. Howe is qualified to serve on the Board due to his experience with global medicine and as a leader of international health initiatives.

        There are no family relationships among any of our directors or executive officers.

Board Composition

        In accordance with the terms of our certificate of incorporation and by-laws, our Board is divided into three classes, with each class having as near an equal number of directors as possible. The terms of service of the three classes are staggered so the term of one class of our Board expires each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires. Our Board currently consists of nine members, divided into three classes as follows:

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  class I consists of Drs. Stock and Howe and Mr. Kozin, each with a term expiring at the 2016 annual meeting of stockholders;

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  class II consists of Mr. Aldrich, Ms. Fisher and Dr. Sexton, each with a term expiring at the 2017 annual meeting of stockholders; and

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  class III consists of Dr. Dipp and Messrs. Capello and Malley, each with a term expiring at the 2018 annual meeting of stockholders.

        Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Board Determination of Independence

        We determine whether our board members and committee members are independent according to the standards set forth in the Nasdaq Listing Rules. The Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board determined that none of Messrs. Aldrich, Capello, Kozin, and Malley, Drs. Sexton and Howe, and Ms. Fisher has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. In making its determination, our Board considered the relationships that each such non-employee director has with our company, their beneficial ownership of our outstanding capital stock and all other facts and circumstances our Board deemed relevant in determining their independence. In addition, our Board determined that all of the members of our board's three standing committees described below are independent, as defined under applicable Nasdaq Listing Rules and, in the case of all members of our Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Board Leadership Structure

        On January 6, 2016, we announced that Dr. Stock, a current member of our Board, had been appointed as our Chief Executive Officer—Elect, and will begin to serve as our full time Chief Executive Officer on July 1, 2016. Dr. Stock will also remain as member of the Board. Dr. Dipp, our current Chief Executive Officer, will continue as our full time Chief Executive Officer until July 1, 2016. Effective as of January 6, 2016, Dr. Dipp became the Executive Chair of the Board, replacing Richard Aldrich, who resigned as Chairman of the Board but who will continue to serve as a director. The Board decided that it was appropriate for Dr. Dipp to serve as both Executive Chair and Chief Executive during the transition period of January 6, 2016 until July 1, 2016, which we refer to as the CEO transition period, because it believed that it was appropriate for Dr. Dipp to assist Dr. Stock in his transition to Chief Executive Officer. In March 2016, Mr. Aldrich was appointed as Independent Lead Director of the Board by the independent directors.

        Dr. Dipp's duties as Executive Chair of the Board include the following:

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  preparing or approving the agenda for each board meeting after input from the Board and management; and

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  determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and

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  working closely with the Chief Executive Officer to evolve the company's corporate strategy and business development.

        Mr. Aldrich's duties as Independent Lead Director shall include the following:

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  presiding over meetings of the independent directors in executive session;

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  facilitating communications between other members of the Board, the Executive Chair and/or the Chief Executive Officer; however, each director is free to communicate directly with the Executive Chair and the Chief Executive Officer;

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  meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

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  monitoring, with the assistance of the company's general counsel or outside legal advisors, communications from stockholders and other interested parties and provide copies or summaries to the other directors as he or she considers appropriate;

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  reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board (see "Board Processes—Communications with Stockholders" below);

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  otherwise consulting with the Executive Chair and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

        Mr. Aldrich, as Independent Lead Director and chair of the Nominating and Corporate Governance Committee, oversees the maintenance and improvement of governance practices that require and support high levels of performance by members of the Board. Mr. Aldrich's leadership encourages open discussion and deliberation, with a thoughtful evaluation of risk, to support the board's decision-making. Mr. Aldrich's leadership also encourages communication among the directors, and between management and the Board, to facilitate productive working relationships.

        Our Board decided to separate the roles of Executive Chair and Chief Executive Officer (with the exception of the CEO transition period) and having an Independent Lead Director because it believes that leadership structure recognizes the independent roles of the Board, the Executive Chair and the Chief Executive Officer and offers the following benefits:

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  increasing the independent oversight of OvaScience and enhancing our board's objective evaluation of our Chief Executive Officer;

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  providing the Chief Executive Officer with an experienced sounding board;

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  providing greater opportunities for communication between stockholders and our board; and

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  enhancing the independent and objective assessment of risk by our Board.

Board Committees

        Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and a Global Strategy Committee. Each committee operates under a charter that has been approved by our Board. Copies of the committee charters are posted on the Investor Relations section of our website, ir.ovascience.com.

Audit Committee

        The responsibilities of the Audit Committee include:

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  appointing, terminating (when necessary), approving the compensation of and assessing the independence of our registered public accounting firm;

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  overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

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  reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  overseeing our internal audit function;

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  overseeing our risk assessment and risk management policies;

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  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

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  meeting independently with our internal auditing staff, registered public accounting firm and management;

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  reviewing and approving or ratifying any related person transactions; and

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  preparing the Audit Committee report required by SEC rules.

        The members of the Audit Committee are Messrs. Capello (Chair) and Malley and Dr. Howe. Our Board has determined that each member of the Audit Committee meets the financial literacy requirement under the applicable Nasdaq Listing Rules and that Mr. Capello is an "Audit Committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of Audit Committees. The Audit Committee met six times during 2015.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit

Committee. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

        The responsibilities of the Compensation Committee include:

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  annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer's compensation;

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  determining our Chief Executive Officer's compensation;

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  reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

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  overseeing an evaluation of our senior executives;

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  overseeing and administering our equity incentive plans; and

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  reviewing and making recommendations to our board with respect to director compensation.

        The members of the Compensation Committee are Mr. Malley (Chair), Ms. Fisher and Dr. Howe. Each of the members is independent as defined under the Nasdaq Listing Rules applicable to Compensation Committee members. The Compensation Committee met six times during 2015.

        Compensation Consultant.    During fiscal year 2015, Pearl Meyer and Partners LLC, or Pearl Meyer, a national executive compensation consulting firm, served as our independent compensation consultant. At the request of our Compensation Committee, Pearl Meyer was engaged by our management team and reported directly to our Compensation Committee. Pearl Meyer assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, defining the appropriate market of the Company's peer companies for executive compensation and practices, benchmarking our executive compensation program against the peer group each year and advising on market practices generally. Pearl Meyer also assists the committee in benchmarking our director compensation program and practices against those of our peers. Pearl Meyer interacts with the Compensation Committee, as needed in connection with advising the Compensation Committee, and Pearl Meyer is included in discussions with management and, when applicable, the Compensation Committee's outside legal counsel on matters being brought to the Compensation Committee for consideration.

        Pearl Meyer did not provide any services to the Company other than executive and director compensation consulting services during fiscal year 2015. In compliance with SEC rules and the corporate governance rules of The NASDAQ Stock Market, Pearl Meyer provided the Compensation Committee with a letter addressing each of the six independence factors set forth in those rules. Their responses affirm the independence of Pearl Meyer and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues. Additionally, the Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that Pearl Meyer's work for the Company does not raise any conflict of interest.

        Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

        The responsibilities of the Nominating and Corporate Governance Committee include:

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  identifying individuals qualified to become board members;

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  recommending to our board the persons to be nominated for election as directors and to each of the Board's committees;

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  reviewing and making recommendations to the Board with respect to management succession planning;

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  developing and recommending to the Board corporate governance guidelines; and

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  overseeing an annual evaluation of the Board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Aldrich (Chair) and Kozin. All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

        The Nominating and Corporate Governance Committee met two times during 2015.

Global Strategy Committee

        In March 2016, our Board established a Global Strategy Committee to support the Board in providing board level global strategic guidance to the Executive Chair, Chief Executive Officer and executive management team. The Global Strategy Committee's responsibilities include:

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  advising the Executive Chair, Chief Executive Officer and executive management team generally on global strategy, as well as on the development and implementation of the Company's strategic plan; and

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  advising the Executive Chair, Chief Executive Officer and executive management team on strategies for approaching international markets, including guidance on cultural, regulatory and government affairs matters.

        Each member of the Global Strategy Committee provides individual guidance to the Executive Chair, Chief Executive Officer and/or executive management team that is within such member's specialized area of expertise. The members of the Global Strategy Committee are Drs. Howe and Sexton and Mr. Kozin.

Board Meetings and Attendance

        Our Board met four times during 2015. During 2015, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

        Our corporate governance guidelines provide that directors are expected to attend Annual Meetings. All of our directors attended our Annual Meeting of stockholders in 2015.

Compensation Committee Interlocks and Insider Participation

        For the fiscal year ended December 31, 2015, our Compensation Committee was comprised of Mr. Malley (Chair), Ms. Fisher and Dr. Stock. No member of our Compensation Committee during the fiscal year ended December 31, 2015 has at any time been an officer or employee of ours. None of our executive officers serves as a member of another entity's board of directors or Compensation Committee that has one or more executive officers serving as a member of our Board or Compensation Committee.

Board Processes

Oversight of Risk

        Our Board manages its risk oversight function directly and through its committees. Our management is responsible for risk management on a day to day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance Committee oversees risk management activities relating to board composition and management succession planning. Each committee reports to our board on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

        Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program. Our Compensation Committee believes that our compensation programs do not encourage excessive or inappropriate risk taking and that any risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

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  The balanced mix of pay components including base salary, annual cash bonuses and, for most of our employees, equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business; and

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  The structure of our annual cash incentive bonus program, which is based on (i) multiple performance measures to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve.

Director Nomination Process

        The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates that are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for nomination as a director, our Nominating and Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. Consistent with these criteria, our Nominating and Corporate Governance Committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment, and a commitment to understanding our business and industry.

        Each director's biography, including the nominees for director, are contained under "Corporate Governance—Our Board of Directors" and indicate the experience, qualifications, attributes and skills of each of our current nominees for director that led our Nominating and Corporate Governance

Committee and our Board to conclude each of the nominees should continue to serve as a director of OvaScience. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

        Our Nominating and Corporate Governance Committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds and consequently considers the value of diversity when selecting nominees. The Nominating and Corporate Governance Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Nominating and Corporate Governance Committee. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with the Company through its Investor Relations Department by writing to OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations, by calling Investor Relations at 617-500-2802, or by sending an e-mail to info@ovascience.com. Additional information about contacting OvaScience is available on the Investor Relations section of our website, which is located at ir.ovascience.com.

        Stockholders and other persons interested in communicating directly with the Independent Lead Director of the Board or with the non-management directors as a group may do so by writing to OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, Attn: Independent Lead Director of the Board.

Executive Officers

        The following table sets forth certain information regarding our executive officers as of April 1, 2016. The following executive officers are at-will employees.

Name	Age	Position
Michelle Dipp, M.D., Ph.D.	39	Chief Executive Officer, Director
Jeffrey E. Young	43	Chief Financial Officer
Paul Chapman	50	Chief Operating Officer

        Michelle Dipp, M.D., Ph.D.    Dr. Dipp's biographical information is set forth above under "Our Board of Directors."

        Jeffrey E. Young has served as our Chief Financial Officer since September 2014. Mr. Young joined us from Transmedics, Inc., where he served as Chief Financial Officer and Treasurer from August 2013 to August 2014, leading the finance, accounting, tax and treasury functions. Prior to Transmedics, Mr. Young was Chief Financial Officer and Treasurer at Lantheus Medical Imaging, Inc., an

international corporation, from September 2008 to August 2013. While at Lantheus, he was responsible for multiple functions, including finance, accounting, customer service, tax and treasury. Before Lantheus, Mr. Young served as Chief Accounting Officer, Vice President of Finance and Treasurer at Critical Therapeutics from 2005 to 2008, and managed the company's transition during its acquisition by Cornerstone BioPharma. Earlier in his career, Mr. Young held finance roles at PerkinElmer, Inc. and PricewaterhouseCoopers LLP. Mr. Young is a Certified Public Accountant and holds a B.S. in Business Administration from Georgetown University.

        Paul Chapman has served as our Chief Operating Officer since February 2016. Mr. Chapman served as Regional President of the United States at ArjoHuntleigh AB from December 2014 through October 2015 and the President and Chief Executive Officer of Quanterix Corporation from July 2012 through July 2014. Prior to joining Quanterix, Mr. Chapman served as Vice President of the BioPharm Process Solutions business at EMD Millipore where he was responsible for the Marketing and R&D teams. Mr. Chapman was also the International Business Development Manager at Roche Molecular Diagnostics for blood screening and, prior to that, held an array of sales and marketing positions at Roche Diagnostics Canada, focused primarily in the Molecular Diagnostics field. Currently, he serves as Director of Quantum Diamond Technologies Inc., a privately-held biomedical and diagnostic company. Mr. Chapman holds a B.Sc. degree in Microbiology from the University of Western Ontario, a B.Sc (hons) in Immunology from the University of Guelph Ontario and he graduated from the Marketing Management Program from the Richard Ivy School of Business.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our Chief Legal Officer or, in the event we do not have a Chief Legal Officer, to our Principal Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of our Board. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of our business;

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  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

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  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our Board has determined that the following transactions do not create a direct or indirect material interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or by-laws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Related Person Transactions

        Except as set forth below and in this proxy statement under the captions "Executive Compensation" and "Director Compensation," there were no transactions to which we were a party since January 1, 2015 through the date of this proxy statement with our directors and officers and beneficial owners of more than 5% of our voting securities and their affiliates.

Public Offerings of Common Stock

        In January 2015, we issued and sold an aggregate of 2,645,000 shares of common stock at a price per share of $50.00, pursuant to a shelf registration statement on Form S-3, for an aggregate purchase price of approximately $132.5 million. As part of the offering, Thomas Malley, one of our directors, purchased 35,000 shares of our common stock at the offering price of $50.00 per share.

Indemnification

        Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, we have entered into indemnification agreements with our directors.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

        Our Compensation Committee is responsible for overseeing the total compensation of our executive officers. In this capacity, our Compensation Committee designs, implements, reviews and approves all compensation for our Chief Executive Officer and our other Named Executive Officers. This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table below, or our "Named Executive Officers," and all material factors relevant to an analysis of these policies and decisions. Our Named Executive Officers are:

  •
  Michelle Dipp, M.D., Ph.D., our Chief Executive Officer and Executive Chair;

  •
  Arthur Tzianabos, Ph.D., our former President and Chief Scientific Officer;

  •
  Jeffrey E. Young, our Chief Financial Officer;

  •
  Theresa McNeely, our former Executive Vice President, Chief Communications Officer; and

  •
  David Harding, our former Chief Commercial Officer.

        Dr. Tzianabos, Ms. McNeely and Mr. Harding resigned from the company on March 31, 2016, November 30, 2015 and August 27, 2015, respectively.

        On January 6, 2016, we announced that Harald Stock, Ph.D., a current member of our Board, has been appointed as our Chief Executive Officer—Elect, and will begin to serve as our Chief Executive Officer on July 1, 2016, and that Dr. Dipp will remain as Chief Executive Officer until July 1, 2016. On January 6, 2016, Dr. Dipp also became our Executive Chair of the Board. Dr. Dipp will work closely with Dr. Stock to evolve our corporate strategy and will focus on business development. See "—Recent Developments" below for additional details relating to this transition.

        On February 25, 2016, we announced that Paul Chapman joined us as our Chief Operating Officer.

Executive Summary and Corporate Background

        We are a global fertility company focused on the discovery, development, and commercialization of new fertility treatment options for women. Now that we are a large accelerated filer and are no longer an emerging growth company under Securities and Exchange Commission rules and regulations, we are required to provide this "Compensation Discussion and Analysis" section and hold a non-binding advisory vote on our executive compensation.

        The goal of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our Named Executive Officers is fair, reasonable and competitive. Key elements of our compensation programs include:

  •
  cash compensation, including base salary and annual bonuses, to enable us to attract and retain the talent needed to continue to drive our business successfully;

  •
  equity incentive compensation, which is provided to all employees, is typically subject to multi-year vesting based on continued service and is primarily in the form of stock options, the value of which depends on the performance of our common stock price, or restricted stock units, in order to align employee interests with those of our stockholders over the longer-term.

        However, we have not compensated Dr. Dipp with cash for her service as our Chief Executive Officer. Rather, Dr. Dipp has received time-based restricted stock unit awards in lieu of any annual salary cash compensation and performance-based restricted stock unit awards in lieu of any annual cash bonus amount.

        We target competitive pay opportunities as compared to similarly situated executives of the companies in our peer group for total cash compensation and total equity compensation. Actual compensation levels are correlated to the achievement of corporate and individual goals, reinforcing our pay-for-performance philosophy. In addition to our direct compensation elements, the following compensation program features are designed to align our executive team with stockholder interests and market best practices:

  •
  We no longer offer any tax gross-up payments to our executive team for any change-of-control payments

  •
  We prohibit our executive team from engaging in hedging transactions with our securities or pledging our securities; and

  •
  We limit benefits or perquisites available to our Named Executive Officers.

        As described below, during 2015, we continued to make progress on our development and business goals, including:

  •
  Expanded the availability of the AUGMENT treatment in select international regions including Japan, one of the largest IVF markets in the world;

  •
  Commenced a non-commercial preceptorship training program with the OvaPrime treatment;

  •
  Defined the process for the OvaTure treatment;

  •
  Collaborated with the IVI Group, the largest IVF clinic network in the world, to begin a controlled, double-blind, prospective and randomized egg allocation study of the AUGMENT treatment; and

  •
  Our clinical partners published peer-reviewed analysis of the AUGMENT treatment showing statistically significant improvements in embryo selection and transfer compared to standard IVF.

        Based on our performance during 2015, our Compensation Committee determined that we achieved 60% of our corporate goals for 2015.

Defining and Comparing Compensation to Market Benchmarks

        In evaluating the total compensation of our Named Executive Officers, our Compensation Committee, using information provided by Pearl Meyer, establishes a peer group of publicly traded, national and regional companies in the life sciences industries that is selected based on a balance of the following criteria:

  •
  companies whose number of employees and stage of development are similar, though not necessarily identical, to ours;

  •
  companies against which we believe we compete for executive talent; and

  •
  public companies based in the United States whose compensation and financial data are available in various filings with the Securities and Exchange Commission or through widely available compensation surveys.

Based on these criteria, our Compensation Committee established and approved a peer group in November 2014 to determine pay levels for 2015, which was comprised of the following companies:

  •
  AcelRx Pharmaceuticals, Inc.

  •
  Anacor Pharmaceuticals, Inc.

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  bluebird bio, Inc.

  •
  Cempra, Inc.

  •
  ChemoCentryx, Inc.

  •
  Endocyte, Inc.

  •
  Hyperion Therapeutics, Inc.

  •
  KYTHERA Biopharmaceuticals, Inc.

  •
  Merrimack Pharmaceuticals, Inc.

  •
  NewLink Genetics Corp.

  •
  Revance Therapeutics, Inc.

  •
  Supernus Pharmaceuticals, Inc.

  •
  TherapeuticsMD, Inc.

  •
  Verastem, Inc.

        In November 2015, based on the criteria above, our Compensation Committee established and approved a new peer group, which we refer to as our 2015 peer group, to make determinations related to target bonus adjustments and equity awards. The 2015 peer group is comprised of the following companies:

  •
  Acceleron Pharma, Inc.

  •
  Aegerion Pharmaceuticals, Inc.

  •
  Cempra, Inc.

  •
  ChemoCentryx, Inc.

  •
  Foundation Medicine, Inc.

  •
  Karyopharm Therapeutics, Inc.

  •
  NanoString Technologies, Inc.

  •
  Relypsa, Inc.

  •
  Revance Therapeutics, Inc.

  •
  Sage Therapeutics, Inc.

  •
  Tesaro, Inc.

  •
  Tetraphase Pharmaceuticals, Inc.

  •
  TherapeuticsMD, Inc.

  •
  Zafgen, Inc.

  •
  ZS Pharma, Inc.

        We believe that the compensation practices of our peer groups provided us with appropriate compensation benchmarks for evaluating the compensation of our Named Executive Officers during 2015. Notwithstanding the similarities of the peer groups to OvaScience, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, or with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. Accordingly, in 2015, our Compensation Committee generally targeted competitive compensation levels compared to our peer groups with respect to base salaries, annual cash bonus opportunities, annual equity incentive awards and overall compensation for our Named Executive Officers. While our peer groups are used to identify competitive market rates, our Compensation Committee also considers other criteria, including market factors, the experience level of the executive and the executive's performance against established corporate goals, in determining variations to this general target range.

Compensation Principles and Objectives

        Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. We believe compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

        The Compensation Committee believes that compensation paid to our Named Executive Officers should be aligned with our performance on both a short-term and long-term basis, linked to results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

        In establishing compensation for executive officers, the following are the Compensation Committee's objectives:

  •
  align executive officer and stockholder interests by providing a portion of total compensation opportunities for executives in the form of equity awards and bonuses awarded based on the Compensation Committee's review of company and individual performance;

  •
  ensure executive officer compensation is competitive within the marketplace in which we compete for executive talent by relying on the Compensation Committee's judgment, expertise and personal experience with other similar companies, recognizing that because of the company's business model and relatively early stage of development, there may be few directly comparable companies; and

  •
  recognize that best compensation practices for a growing young company may be substantially different than for a larger, more mature company and that we should make full use of our greater latitude and breadth of compensation opportunities.

Determination of Compensation

        The Compensation Committee is charged with the primary authority to determine and recommend the compensation awards available to our executive officers for approval by the Board. Based on the Compensation Committee members' collective understanding of compensation practices in similar companies in the biotechnology and pharmaceutical industry, our executive compensation package consists of the following elements, in addition to the employee benefit plans in which all employees may participate:

  •
  Base salary: compensation for ongoing services throughout the year.

  •
  Annual cash bonus awards: cash awards to recognize and reward achievement of corporate and individual performance.

  •
  Long-term equity incentive program: equity compensation to provide an incentive to our Named Executive Officers to manage us from the perspective of an owner with an equity stake in the business.

  •
  Severance and change in control benefits: remuneration paid to certain executives in the event of a qualifying termination of employment.

        We set base salary and annual bonus structures and any grants of stock options based on the Compensation Committee members' collective understanding of compensation practices in the biotechnology industry and such members' experiences as seasoned executives, consultants, board and Compensation Committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies. In addition, from time to time we may rely on compensation data provided by Pearl Meyer.

Annual Performance Reviews

        As part of its role, the Compensation Committee has adopted a process under which annual performance goals are determined by the Chief Executive Officer and set forth in writing at the beginning of each calendar year for the corporation as a whole and each individual executive. Annual corporate goals are proposed by our management team and approved by our Board in the first quarter of each fiscal year. These corporate goals target the achievement of specific operational milestones. The Chief Executive Officer's goals are tied to the annual corporate goals and are approved by the Compensation Committee of the Board. The annual individual goals of the other executives are determined by the Chief Executive Officer and focus on contributions which facilitate the achievement of specific corporate goals and are set during the first quarter of each calendar year. Annual bonuses are tied to the achievement of the corporate goals, and each individual's contribution to the achievement of specific corporate goals.

        Our Compensation Committee conducts an annual performance review of our Named Executive Officers and approves the compensation of each member of our senior management team. By the first quarter of each year, annual corporate goals and individual performance objectives are determined and set forth in writing. After the end of each year, our Compensation Committee determines executive compensation levels after carefully reviewing overall corporate performance and performing an evaluation of each Named Executive Officer's annual performance against established corporate goals, as well as each individual executive officer's contributions to achievement of the corporate goals and, in the case of executive officers other than our Chief Executive Officer, the achievement of individual performance objectives. In addition, our Compensation Committee may apply its discretion, as it deems appropriate, in determining executive compensation.

        For 2015, our Chief Executive Officer's bonus was based entirely on performance relative to corporate goals and the bonuses of our other Named Executive Officers were based on a combination of corporate goals and individual objectives. Individual objectives for 2015 for our executive officers focused on individual contributions that were intended to drive achievement of the corporate goals. Any cash awards were based on the achievement of these corporate and individual performance goals and objectives.

Elements of Executive Compensation

Base Salaries

        Dr. Dipp is a founder of our company. From when the company was founded in 2011 until January 2016, we have not compensated Dr. Dipp with cash for her service as our Chief Executive Officer. In lieu of such cash compensation, Dr. Dipp has received time-based restricted stock unit awards. On December 9, 2014, Dr. Dipp received restricted stock unit awards representing the right to receive

30,902 shares of common stock, which vest in equal quarterly installments over a two year period. The Compensation Committee calculated the amount of the annual grant of restricted stock units (i.e., 15,451 shares) based on $500,000 divided by the price per share of our common stock on the date of grant, which was $32.36 per share. These restricted stock unit awards were designed to align Dr. Dipp's interests with those of our stockholders and incent Dr. Dipp for her service as our Chief Executive Officer. Dr. Tzianabos, Mr. Young, Ms. McNeely and Mr. Harding joined us after we were founded, and their initial compensation was the result of arms-length negotiations at that time.

        Base salaries of our Named Executive Officers (other than our Chief Executive Officer) are recommended and reviewed periodically by our Chief Executive Officer, and, after recommendation from the Chief Executive Officer to the Compensation Committee, the base salary for each Named Executive Officer is approved by our Compensation Committee. Adjustments to base salaries are based on the scope of an executive's responsibilities, individual contribution, experience and sustained performance. Decisions regarding salary increases may also take into account amounts paid to individuals in comparable positions at our peer companies. No formulaic base salary increases are provided to our Named Executive Officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

        With respect to Mr. Young, our Chief Financial Officer, on December 2, 2015, our Compensation Committee reviewed Mr. Young's overall compensation and determined, based on his accomplishments since joining the company and a comparison to the base salaries of chief financial officers in our 2015 peer group, to increase his annual base salary from $315,000 to $380,000, effective as of December 1, 2015. This increase, as well as the increase to Mr. Young's bonus target described below, brought Mr. Young's potential total cash compensation, including annual target bonus, to a more market-competitive level.

        The actual base salaries paid to all of our Named Executive Officers during 2015 are set forth in the "Summary Compensation Table" below.

Annual Bonuses

        As described above, Dr. Dipp did not historically receive cash compensation, including any cash bonus. Instead, in December 2014, Dr. Dipp received performance-based restricted stock unit awards representing the right to receive a target amount of 15,451 shares of common stock, or 50% of her time-based restricted stock units, which will vest annually over a two year period upon meeting certain performance-based vesting conditions, provided that Dr. Dipp can earn up to 150% of such target amount (or a maximum of 23,176 shares) based upon surpassing such performance-based conditions.

        Cash bonuses are intended to provide incentives to drive company-wide performance. Each of our Named Executive Officers other than Dr. Dipp is eligible to receive an annual cash bonus targeted as a percentage of the executive's base salary.

        The target bonus amounts for our Named Executive Officers are set forth below.

Name	2015 Base Salary		Target Bonus as % Salary		Target Bonus Amount
Arthur Tzianabos, Ph.D.	$425,000		50%		$212,500
Jeffrey E. Young	$380,000	(1)	50	%(1)	$190,000
Theresa McNeely(2)	$300,000		30%		$90,000
David Harding(3)	$350,000		40%		$140,000

(1)
On December 2, 2015, for the reasons noted above under "—Base Salaries", the Compensation Committee increased Mr. Young's annual base salary from $315,000 to $380,000 and increased his target annual cash bonus amount from 35% to 50% of annual salary.

(2)
Ms. McNeely resigned from the company on November 30, 2015.

(3)
Mr. Harding resigned from the company on August 27, 2015.

        Under the 2015 annual bonus program, bonus awards were determined by first establishing a bonus pool. The bonus pool was calculated by aggregating the maximum awards for all eligible plan participants and then multiplying that sum by a modifier established by our Compensation Committee based on our performance as measured against the 2015 corporate goals. The bonus pool was then allocated among all of the plan participants in accordance with the terms of the 2015 annual bonus program.

        On December 2, 2015, the Compensation Committee was able to sufficiently determine that the corporation had achieved 60% of its corporate goals (as described below), and that additional goals would not be achieved before the end of fiscal year 2015, and that 60%, or 4,635 shares, of the 7,725 performance-based restricted stock units granted to Dr. Dipp in December 2014 were to vest on December 31, 2015.

        The determination of the amount of annual bonuses paid to our Named Executive Officers, other than Dr. Dipp, generally reflects a number of considerations by the Compensation Committee acting in their discretion, including, among other things, the performance of the company and a subjective evaluation of the individual contribution and performance of each Named Executive Officer. Bonus determinations are not formulaic and no particular weight is assigned to any of the factors considered by the Compensation Committee.

        The table below shows the target award under the 2015 annual bonus program as a percentage of each Named Executive Officer's annual base salary in 2015, the target cash award opportunity in dollars for 2015 and the actual cash bonus payments to our Named Executive Officers for 2015 performance, which were paid in March 2016, as well as the actual bonus payment as a percentage of the target award opportunity. The details regarding the determination of these cash bonus awards are discussed below.

2015 Annual Bonus Program
Name	2015 Target Award (% of Base Salary)	2015 Target Award Opportunity ($)	2015 Actual Bonus Payment	2015 Actual Bonus Payment (% of Target Award Opportunity)
Arthur Tzianabos	50%	$212,500	$127,500	60%
Jeffrey Young	50%	$190,000	$114,000	60%

        Our Compensation Committee determined to award Mr. Harding a cash bonus equal to his pro-rated accrued target bonus as of his date of termination, which equaled $80,000. Ms. McNeely did not receive a cash bonus for 2015 because she was not employed by the company at the time cash bonuses were determined.

        In making its determination regarding awards under the 2015 annual bonus program, our Compensation Committee considered our success against our 2015 corporate goals. The 2015 corporate goals approved by our board, the relative weightings assigned to each goal at the beginning of the year, and management's recommendation regarding our actual achievement during the performance period as a percentage of target and the weighted performance against these corporate goals for 2015, were as follows:

2015 Corporate Goals	Relative Weighting	Actual Achievement For 2015 (as a % of target)	Weighted Performance
• AUGMENT commercial expansion	40%	0%	0%
• Invoice targeted number of AUGMENT treatment cycles
• Establish partner clinics in major regions of world
• Introduce OvaPrime treatment in at least 1 region	30%	100%	30%
• Advance OvaTure development	20%	100%	20%
• Manage actual quarterly expenses within 10% of reforecast and successfully manage long-term cash runway	10%	100%	10%
Approved 2015 Corporate Performance Level	100%		60%

        Specifically, during 2015, we made progress on our business goals, including:

  •
  Expanding the availability of the AUGMENT treatment in select international regions including Japan, one of the largest IVF markets in the world;

  •
  Commencing a non-commercial preceptorship training program with the OvaPrime treatment;

  •
  Defining the process for the OvaTure treatment;

  •
  Collaborating with the IVI Group, the largest IVF clinic network in the world, to begin a controlled, double-blind, prospective and randomized egg allocation study of the AUGMENT treatment; and

  •
  Our clinical partners publishing peer-reviewed analysis of the AUGMENT treatment showing statistically significant improvements in embryo selection and transfer compared to standard IVF.

        Individual objectives for 2015 for our executive officers focused on individual contributions that were intended to drive overall achievement of the corporate goals. Dr. Tzianabos had individual goals weighted towards treatment development and expansion of the company's business. Mr. Young had individual goals weighted towards finance goals and management of expenses.

Equity Awards

        We have historically not granted short-term, equity-based incentive awards. The goals of our long-term, equity-based incentive awards are to align the interests of our Named Executive Officers with the interests of our stockholders. Because vesting is based on continued service, rather than achievement of certain performance-objectives, our equity-based incentives also encourage the retention of our Named Executive Officers during the award vesting period. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of factors, such as the relative job scope, the value of existing stockholdings and long-term incentive awards, individual performance history, prior financial contributions to us and the size of prior grants.

        To reward and retain our Named Executive Officers in a manner that aligns their interests with stockholders' interests, we have historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if our stock price increases relative to the stock option's exercise price, we believe stock options provide meaningful incentives to achieve increases in the value of our stock over time.

        We have generally used stock options to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and additional or "refresher" grants, but have recently begun to use restricted stock unit awards as well due to the maturation of the company, volatility in the company's stock price and the fact that certain Named Executive Officers hold stock options that are significantly out-of-the money. While we do review the competitive practices of the companies in our peer group, we have not established a formula or program for determining the size of any equity award, including any annual refresher grants, and our Compensation Committee retains discretion to make stock or option awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

        The exercise price of each stock option grant is at or above the fair market value of our common stock on the grant date, for which we use the closing price of our common stock on the grant date. Stock option awards typically vest over a four-year period as follows (subject to continued service through the applicable vesting date): 25% of the shares underlying the option vest on the first anniversary of the vesting commencement date, and 6.25% of the shares will vest in equal quarterly installments over the following three years. We believe these vesting schedules appropriately encourage continued service with the company while allowing our executives to realize compensation in line with the value they have created for our stockholders.

        During 2015, we did not make any grants of stock options to our Named Executive Officers. However, on December 3, 2015, we granted Dr. Tzianabos and Mr. Young restricted stock units representing the right to receive 25,000 and 50,000 shares of common stock, respectively, which will vest over four years, 25% of which will vest on December 3, 2016 and 6.25% of the shares will vest in equal quarterly installment over the following three years. In making these grants, the Compensation Committee considered various factors, including competitive long-term incentive grants awarded to comparable positions among our 2015 peer group, the significant leadership roles that both executives played with the company and that, at the time, greater than 75% of each respective executive's previously granted stock options were out-of-the money.

Severance and Change in Control Arrangements

        Our Named Executive Officers have employment arrangements that provide that they are eligible to receive severance payments and benefits upon an involuntary termination of employment, whether or not in connection with a change in control of our company. We believe that this protection serves to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provides the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangement are designed to keep our Named Executive Officers in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in our Named Executive Officers' employment arrangements, see "Potential Payments Upon Termination or Change in Control" below.

Tax Considerations

Elimination of 280G Tax Gross Up Provision

        Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive's prior compensation. In approving the compensation arrangements for our Named Executive Officers in the future, our Compensation Committee will consider all elements of the cost to the company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

        Dr. Dipp's previous employment agreement, that was entered into in December 2014, provided that a tax gross-up would be paid on Dr. Dipp's behalf if any amounts payable by the company (or a successor) to her became subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code (the "280G tax gross-up provision"). In connection with entering into an Executive Chair Agreement in January 2016, Dr. Dipp agreed to eliminate this 280G tax gross-up provision. See "—Recent Developments" below for additional details. Accordingly, none of our executives have any 280G tax gross-up provisions.

Recent Developments

Harald Stock, Ph.D.

        On January 6, 2016, we announced that Harald Stock, Ph.D., a current member of our Board, had been appointed as OvaScience's Chief Executive Officer—Elect, and will begin to serve as the company's Chief Executive Officer on July 1, 2016. Dr. Stock resigned as a member of the Compensation Committee and Audit Committee of the Board, but will remain a member of the Board. Michelle Dipp, M.D., Ph.D., OvaScience's current Chief Executive Officer, will remain as Chief Executive Officer until July 1, 2016. Effective as of January 6, 2016, she became OvaScience's Executive Chairman of the Board, or the Executive Chair, replacing Richard Aldrich, who resigned as Chairman of the Board but who will continue to serve as a director and our Independent Lead Director. Dr. Dipp will continue to serve as Executive Chair of the Board of the company after Dr. Stock completes his transition to Chief Executive Officer. In her new role, Dr. Dipp will work closely with Dr. Stock to evolve the company's corporate strategy and will focus on business development.

        On January 5, 2016, we entered into a five year employment agreement, or the CEO Agreement, with Dr. Stock. Pursuant to the CEO Agreement, Dr. Stock will receive an annual base salary of $650,000 in 2016, $700,000 in 2017 and $750,000 in each of 2018, 2019 and 2020. In addition, Dr. Stock may be awarded an annual target bonus of up to 60% of his then-current annual base salary, provided that the annual bonus award may equal 90% of his then-current base salary if Dr. Stock's performance objective achievement is 120% or higher. The bonus award, if any, will be determined by the company's Board or a committee thereof and will be based upon the achievement of specific individual and corporate goals, as determined by the Board or a committee thereof. Dr. Stock will receive a sign-on bonus of $200,000, but if Dr. Stock terminates his employment prior to July 1, 2016, then such amount will be required to be repaid to us. The Company will also pay for or reimburse him for reasonable costs and expenses related to his relocation from Germany and provide him with a net housing allowance of $6,000 per month through 2018. The CEO Agreement will expire on December 31, 2020, unless earlier terminated in accordance with its terms.

        Pursuant to the terms of the CEO Agreement, Dr. Stock received a stock option pursuant to the company's 2012 Stock Incentive Plan to purchase 250,000 shares of common stock at an exercise price of $9.42 per share, the closing price of our common stock on the NASDAQ Global Market, the date of grant of the stock option. The stock option will have a ten-year term and vest over four years, with 25% of the shares vesting on January 5, 2017 and 6.25% of which will vest each quarter thereafter. Dr. Stock has also received a restricted stock unit award representing the right to receive 250,000 shares of common stock, which will vest over four years, 25% of which will vest on January 5, 2017 and 6.25% of which will vest each quarter thereafter. If Dr. Stock's employment is terminated by us other than for Cause (as defined in the CEO Agreement) or by Dr. Stock with Good Reason (as defined in CEO Agreement), we will be obligated to pay to Dr. Stock any an amount equal to 18 months of his then-current base salary and COBRA premiums for a period of 18 months. In addition, if Dr. Stock's employment is terminated in the one year following the effective date of a Change of Control Event (as defined in the CEO Agreement), in addition to the severance benefits described in the preceding sentence, all of Dr. Stock's unvested equity awards outstanding on the date of termination shall vest and be immediately exercisable. Additionally, if Dr. Stock remains employed by the company as of the first regularly scheduled meeting of the Board or the Compensation Committee of the Board in 2017 and 2018, the company has agreed, subject to the percentage achievement of performance objectives, to make additional grants of up to 250,000 options in each of 2017 and 2018.

Michelle Dipp, M.D., Ph.D.

        In connection with Dr. Dipp's appointment to Executive Chair, on January 5, 2016, OvaScience entered into a five year employment agreement, or the EC Agreement, with Dr. Dipp. Pursuant to the EC Agreement, Dr. Dipp will initially receive an annual base salary of $500,000 per year. In addition, Dr. Dipp may be awarded an annual target bonus of up to 60% of her then-current annual base salary, provided that the annual bonus may equal up to 90% of her then-current base salary if Dr. Dipp achieves over 100% of her performance objectives. The bonus award, if any, will be determined by the company's Board or a committee thereof and will be based upon the achievement of specific corporate goals, as determined by the Board or a committee thereof. The EC Agreement will expire on December 31, 2020, unless earlier terminated in accordance with its terms.

        Pursuant to the EC Agreement, Dr. Dipp's currently outstanding options to purchase common stock will continue to vest pursuant to their current vesting schedule while Dr. Dipp serves as Executive Chair. The unvested portions of Dr. Dipp's time-based and performance-based restricted stock unit awards issued in December 2014 have been terminated because these awards were in place in lieu of cash compensation for Dr. Dipp for fiscal years 2015 and 2016. Dr. Dipp did not receive any new equity grant in connection with entering the EC Agreement. Dr. Dipp's previous employment agreement, that was entered into in December 2014, provided that a tax gross-up would be paid on Dr. Dipp's behalf if any amounts payable by the company (or a successor) to her became subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code, the 280G tax gross-up provision. In connection with entering into the EC Agreement, Dr. Dipp agreed to eliminate this 280G tax gross-up provision. The EC Agreement also includes a retention agreement that provides that Dr. Dipp will be entitled to receive $37,500 on the last day of each quarter ending between March 31, 2016 and December 31, 2017 for so long as Dr. Dipp is employed by OvaScience at the end of the applicable quarter.

Paul Chapman

        On February 25, 2016, Paul Chapman joined OvaScience as our Chief Operating Officer. Pursuant to the terms of an offer letter between OvaScience and Mr. Chapman, dated February 24, 2015, the

Offer Letter, Mr. Chapman is entitled to receive an annual base salary of $425,000 and may be awarded an annual bonus of 50% of his annual salary. The bonus award, if any, will be determined by the Board, or a committee thereof in its sole discretion, based on the company achieving or exceeding certain sales targets, as determined by the Chief Executive Officer of the company in consultation with the Board. We will also pay Mr. Chapman a retention bonus of up to $100,000, payable in equal quarterly installments at the end of each quarter of fiscal year 2016, provided that Mr. Chapman is employed by the company on each payment date.

        As an inducement to accepting the appointment as our new Chief Operating Officer, Mr. Chapman received a grant of an option to purchase 350,000 shares of common stock of the company, at an exercise price of $6.96, to the closing price of the company's common stock on the NASDAQ Global Market on the date of grant of the stock option. The stock option will have a ten-year term, vest over four years, with 25% of the shares vesting on February 25, 2017 and 6.25% of the shares vesting each quarter thereafter. In the event of a change of control (as defined in the Offer Letter) where Mr. Chapman's employment is terminated by the company without cause (as defined in the Offer Letter) or Mr. Chapman resigns for good reason (as defined in the Offer Letter) within one year of the change of control, the vesting of the stock options will accelerate in full. Additionally, if Mr. Chapman remains employed by the company as of the first regularly scheduled meeting of the Board or the Compensation Committee of the Board in 2017 and 2018, Mr. Chapman may receive, subject to the percentage achievement of performance objectives to be determined by the Compensation Committee or the Board and approval of such grants by the Compensation Committee or the Board, additional grants of up to 120,000 options and 90,000 options in 2017 and 2018, respectively.

Arthur Tzianabos, Ph.D.

        On March 31, 2016, Dr. Tzianabos resigned as our President and Chief Scientific Officer to assume the role of Chief Executive Officer at an early stage biotechnology company. We and Dr. Tzianabos entered into a consulting agreement, or the Consulting Agreement, which provides for Dr. Tzianabos to act as an advisor to us through December 31, 2016, which may be extended by agreement of the parties, to facilitate an orderly transition of his employment duties and responsibilities, meet with and educate third parties about us and our science, and perform special projects as identified by us.

        We and Dr. Tzianabos also entered into a separation agreement, or the Separation Agreement, pursuant to which he will receive (i) six months of his current annual base salary, paid out pursuant to our normal payroll practices over the next six months; (ii) continued vesting of his unvested stock option and unvested restricted stock unit awards during the time that he is advising with us; and (iii) extension of the exercise period of all his stock option awards until the later of (a) March 31, 2017 or (b) three months after the termination of the Consulting Agreement. Pursuant to the Consulting Agreement, Dr. Tzianabos will receive a flat fee of $8,333 per month while he is advising with us.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the OvaScience, Inc. Compensation Committee Thomas Malley, Chair Mary Fisher John Howe, III, M.D.

 EXECUTIVE COMPENSATION

Overview

        For 2015, our "Named Executive Officers" were Michelle Dipp, M.D., Ph.D., our Chief Executive Officer; Arthur Tzianabos, Ph.D., our former President and Chief Scientific Officer; Jeffrey E. Young, our Chief Financial Officer; David Harding, our former Chief Commercial Officer and Theresa McNeely, our former Executive Vice President, Chief Communications Officer.

Summary Compensation Table

        The following table sets forth the total compensation awarded to, earned by or paid to our Named Executive Officers during 2013, 2014 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Michelle Dipp, M.D., Ph.D.	2015	—	—		435,794	(2)(3)(4)	—	—		435,794
Executive Chair and Chief	2014	—	—		1,280,444	(2)(5)	4,348,586	—		5,629,030
Executive Officer	2013	—	—		—		—	—		—
Arthur Tzianabos, Ph.D.	2015	422,692	127,500		183,938	(6)	—	13,459	(7)	747,589
Former President and Chief	2014	350,000	294,000		—		3,507,672	13,258		4,164,930
Scientific Officer	2013	106,346	—		—		4,245,729	504		4,352,579
Jeffrey E. Young	2015	308,500	114,000		367,875	(6)	—	7,973	(8)	798,348
Chief Financial Officer
David Harding(9)	2015	242,308	80,000	(10)	—		—	89,560	(11)	411,868
Former Chief Commercial	2014	12,696	8,400		—		4,456,138	761		4,477,995
Officer
Theresa McNeely(12)	2015	283,056	—		—		—	30,982	(13)	314,038
Former Executive Vice President, Chief Communications Officer

(1)
These amounts reflect the grant date fair value of stock options computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)
Dr. Dipp earned certain portions of performance-based stock units granted in 2014 during 2015. The assumptions used to determine the compensation expense recorded related to the performance-based stock units and other awards are discussed in Notes 2 and 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(3)
Includes an additional bonus of $99,988 for performance in the fiscal year ended December 31, 2014 that was paid in the fiscal year ended December 31, 2015. This bonus was paid in 2,375 fully vested shares of common stock based on the closing price of our common stock on March 3, 2015, the date of board approval of the bonus amount. After appropriate tax withholdings, Dr. Dipp received 1,477 shares of common stock.

(4)
This amount reflects the grant date fair value, $335,806, of performance-based restricted stock units that vested on December 31, 2015 computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures. The assumptions that we used to calculate this amount is discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The grant date fair value of the performance-based restricted stock units granted to Dr. Dipp in 2015, assuming the maximum potential value is achieved, is $503,709.

(5)
This amount reflects the grant date fair value of time-based restricted stock units granted to Dr. Dipp in 2014 computed in accordance with the provisions of ASC 718, as well as performance-based restricted stock units that vested on December 31, 2014 computed in accordance with the provisions of ASC 718, excluding the impact of estimated forfeitures. The assumptions that we used to calculate this amount is discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(6)
This amount reflects the grant date fair value of time-based restricted stock units computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate this amount is discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(7)
This amount reflects safe harbor matches under our 401(k) plan equal to $10,600, the value of life insurance, accidental death and dismemberment, and short term disability and long term disability premiums.

(8)
This amount reflects the value of life insurance, accidental death and dismemberment, short term disability and long term disability premiums and safe harbor matches under our 401(k) plan, equal to $5,116.

(9)
Mr. Harding resigned from the company effective August 27, 2015.

(10)
Represents a bonus paid to Mr. Harding at the time of his separation from the company equal to his pro-rated accrued target bonus as of the date of his termination.

(11)
This amount includes severance payments equal to $60,000, payments of $19,398 for accrued vacation upon Mr. Harding's separation from the company, safe harbor matches under our 401(k) plan equal to $9,990 and other miscellaneous items, including the value of life insurance, accidental death and dismemberment, and short term disability and long term disability premiums.

(12)
Ms. McNeely resigned from the company effective November 30, 2015.

(13)
This amount includes payments of $20,120 for accrued vacation upon Ms. McNeely's separation from the company, safe harbor matches under our 401(k) plan equal to $10,600 and other miscellaneous items, including the value of life insurance, accidental death and dismemberment, and short term disability and long term disability premiums.

2015 Fiscal Year Grants Of Plan-Based Awards

        The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2015 to each of our executive officers named in the Summary Compensation Table.

		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)
								Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)		Target (#)	Maximum (#)
Michelle Dipp, M.D., Ph.D.	3/3/15	—		—	—	2,375		99,988	(2)
	3/29/15	N/A	(1)	7,725	11,588	—		—
Arthur Tzianabos, Ph.D.	12/3/15	—		—	—	25,000	(3)	183,938
Jeffrey E. Young	12/3/15	—		—	—	50,000	(3)	367,875
David Harding	—	—		—	—	—		—
Theresa McNeely	—	—		—	—	—		—

(1)
There was no threshold as the award was to vest based on the actual percentage of the performance goals achieved.

(2)
Represents a bonus for Dr. Dipp's performance in the fiscal year ended December 31, 2014 that was paid in the fiscal year ended December 31, 2015. The bonus amount was paid in 2,375 fully vested shares of common stock based on the closing price of our common stock on March 3, 2015, the date of board approval of the bonus amount. After appropriate tax withholdings, Dr. Dipp received 1,477 shares of common stock.

(3)
Represents a time-based restricted stock unit award granted to the executive.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2015.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
			Option Exercise Price ($/Sh)
					Option Expiration Date
Name	Exercisable	Unexercisable
Michelle Dipp, M.D., Ph.D.	254,484	84,829	7.80	(2)	12/4/2022	—		—
	187,500	312,500	8.43	(3)	6/12/2024	—		—
	50,000	150,000	32.36	(4)	12/8/2024	—		—
	—	—	—		—	15,451	(5)	150,956
Arthur Tzianabos, Ph.D.	175,500	136,500	14.27	(6)	9/9/2023	—		—
	82,500	82,500	8.58	(7)	12/4/2023	—		—
	67,500	202,500	32.36	(4)	12/8/2024	—		—
	—	—	—		—	25,000	(8)	244,250
Jeffrey E. Young	70,000	154,000	15.67	(9)	9/16/2024	—		—
	2,760	8,280	32.36	(4)	12/8/2024	—		—
	—	—	—		—	50,000	(8)	488,500
David Harding	—	—	—		—	—		—
Theresa McNeely	47,125	—	5.48	(10)	9/6/2022	—		—
	10,312	—	9.00	(11)	1/30/2023	—		—
	11,250	—	14.00	(12)	6/6/2023	—		—
	13,125	—	10.09	(13)	3/4/2024	—		—

(1)
The market value of the stock awards is based on the fair value price of our common stock of $9.77 per share at December 31, 2015.

(2)
This option award started vesting on March 31, 2013 and vests in approximately equal quarterly installments through December 2016.

(3)
This option award started vesting on September 13, 2014 and vests in approximately equal quarterly installments through June 2018.

(4)
This option award vests with respect to 25% of the shares on the first anniversary of the date of grant, which was December 9, 2014, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of grant.

(5)
This time-based restricted stock unit award started vesting on March 31, 2015 and vests in approximately equal quarterly installments through December 2016. On January 5, 2016, all 15,451 of these unvested restricted stock units were forfeited in connection with Dr. Dipp entering into an Executive Chair Employment Agreement.

(6)
This option award vests with respect to 25% of the shares on the first anniversary of the date of hire, which was September 3, 2013, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of hire. This non-qualified stock option was issued as an inducement award outside of the 2012 Stock Incentive Plan.

(7)
This option award vests with respect to 25% of the shares on the first anniversary of the date of grant, which was December 5, 2013, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of grant.

(8)
This restricted stock unit award vests with respect to 25% of the shares on the first anniversary of the date of grant, which was December 3, 2015, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of grant.

(9)
This option award vests with respect to 25% of the shares on the first anniversary of the date of hire, which was September 8, 2014, and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the date of hire. This non-qualified stock option was issued as an inducement award outside of the 2012 Stock Incentive Plan.

(10)
This option award vested with respect to 25% of the shares on August 21, 2013, and with respect to the remaining shares in approximately equal quarterly installments thereafter. Pursuant to the Separation Agreement that we entered into with Ms. McNeely on November 30, 2015, these options ceased to vest and Ms. McNeely is entitled to exercise these options until November 30, 2016.

(11)
This option award vested with respect to 25% of the shares on January 1, 2014, and with respect to the remaining shares in approximately equal quarterly installments thereafter. Pursuant to the Separation Agreement that we entered into with Ms. McNeely on November 30, 2015, these options ceased to vest and Ms. McNeely is entitled to exercise these options until November 30, 2016.

(12)
This option award vested with respect to 25% of the shares on June 7, 2014, and with respect to the remaining shares in approximately equal quarterly installments thereafter. Pursuant to the Separation Agreement that we entered into with Ms. McNeely on November 30, 2015, these options ceased to vest and Ms. McNeely is entitled to exercise these options until November 30, 2016.

(13)
This option award vested with respect to 25% of the shares on March 5, 2015, and with respect to the remaining shares in approximately equal quarterly installments thereafter. Pursuant to the Separation Agreement that we entered into with Ms. McNeely on November 30, 2015, these options ceased to vest and Ms. McNeely is entitled to exercise these options until November 30, 2016.

Option Exercises and Stock Vested in 2015

        The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Michelle Dipp, M.D., Ph.D.	20,085	(1)	361,677

(1)
3,862 shares vested on each of March 31, 2015 and June 30, 2015 and 3,863 shares vested on each of September 30, 2015 and December 31, 2015 as a result of vesting of time-based restricted stock units, and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on the NASDAQ Global Market on the applicable vesting date. On December 31, 2015, 4,635 shares vested as a result of vesting of performance-based restricted stock units.

Employment Agreements and Separation Agreements

  Michelle Dipp, M.D., Ph.D.

        In December 2012, we entered into an employment agreement with Dr. Dipp to serve as our President and Chief Executive Officer on an at-will basis. Prior to January 5, 2016, we did not pay Dr. Dipp any cash compensation. Pursuant to the terms of this agreement, in December 2012, we granted Dr. Dipp an option to purchase 339,313 shares of our common stock, all of which vest quarterly over four years, and restricted stock units in the aggregate amount of 192,308 shares of our common stock, 128,205 of which vested quarterly over two years and 64,103 of which vest based on the achievement of performance metrics. Of the 64,103 performance-based restricted stock units, 19,230 vested as of December 31, 2013 and 32,502 vested as of December 31, 2014. In December 2014, in connection with Dr. Dipp's continued employment with us, we entered into an amended and restated employment agreement with Dr. Dipp extending the terms of Dr. Dipp's employment as Chief Executive Officer of the Company. Pursuant to the terms of this agreement, in December 2014, we granted Dr. Dipp an option to purchase 200,000 shares of our common stock, 25% of which vested on December 9, 2015 and 6.25% of which vests each quarter thereafter. Additionally, Dr. Dipp received restricted stock units representing the right to receive 30,902 shares of Common Stock, which undergo quarterly time-based vesting over two years, and restricted stock units representing the right to receive a target amount of 15,451 shares of Common Stock, which vest annually over a two year period upon meeting certain performance-based vesting conditions, provided that Dr. Dipp can earn up to 150% of such target amount (or a maximum of 23,176 shares) based upon surpassing such performance-based conditions. Of the 30,902 time-based restricted stock units, 15,451 vested as of December 31, 2015 and the remaining 15,451 were terminated when Dr. Dipp entered into the EC Agreement. Of the 23,176 performance-based restricted stock units, 4,635 vested as of December 31, 2015, 6,953 were forfeited as of December 31, 2015, and the remaining performance-based restricted stock units have been terminated.

        In January 2016, we entered into an agreement with Dr. Dipp to serve as the Executive Chair of the Company (the "Executive Chair Agreement"). See "Compensation Discussion and Analysis—Recent Developments."

  Arthur Tzianabos, Ph.D.

        In July 2013, we entered into an employment agreement with Dr. Tzianabos, pursuant to which we agreed to employ Dr. Tzianabos on an at-will basis. Dr. Tzianabos' 2015 base salary was $425,000 pursuant to the terms of our employment agreement with him, as set by the Board. Dr. Tzianabos was eligible to receive an annual bonus of up to 50% of his base salary, as determined by our Board in its sole discretion on the achievement of performance goals determined by our Chief Executive Officer in consultation with the Board. Dr. Tzianabos is also bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevent him from competing with us during the term of his agreement and for a specified time thereafter.

        On March 31, 2016, Dr. Tzianabos resigned from the role of President and Chief Scientific Officer to assume the role of Chief Executive Officer at an early stage biotechnology company. We and Dr. Tzianabos entered into a Consulting Agreement which provides for Dr. Tzianabos to act as an advisor to us through December 31, 2016, which may be extended by agreement of the parties, to facilitate an orderly transition of his employment duties and responsibilities, meet with and educate third parties about us and our science, and perform special projects as identified by us.

        We and Dr. Tzianabos also entered into a Separation Agreement pursuant to which he will receive (i) six months of his current annual base salary, paid out pursuant to our normal payroll practices over the next six months; (ii) continued vesting of his unvested stock option and unvested restricted stock unit awards during the time that he is advising with us; and (iii) extension of the exercise period of all his stock option awards until the later of (a) March 31, 2017 or (b) three months after the termination of the Consulting Agreement. Pursuant to the Consulting Agreement, Dr. Tzianabos will receive a flat fee of $8,333 per month while he is advising with us.

  Jeffrey Young

        In July 2014, we entered into an employment agreement with Mr. Young pursuant to which we agreed to employ Mr. Young on an at-will basis. Mr. Young's 2015 base salary was $315,000 pursuant to the terms of our employment agreement with him. Mr. Young is eligible to receive an annual bonus of up to 35% of his base salary, as determined by our Board in its sole discretion on the achievement of performance goals determined by our Chief Executive Officer in consultation with the Board. In December 2015, Mr. Young's base salary was increased to $380,000, effective December 1, 2015 and his target bonus amount for 2015 was increased to 50%. Mr. Young is also bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevents him from competing with us during the term of his agreement and for a specified time thereafter.

  David Harding

        Mr. Harding resigned from the Company in August 2015. In December 2014, we entered into an employment agreement with Mr. Harding, pursuant to which we agreed to employ Mr. Harding on an at-will basis. Mr. Harding's 2015 base salary was $350,000 pursuant to the terms of our employment agreement with him. Pursuant to the terms of his employment agreement, he was eligible for an annual bonus of up to 40% of his base salary, as determined by our Board in its sole discretion on the achievement of performance goals determined by our Chief Executive Officer in consultation with the Board. Mr. Harding is bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevents him from competing with us for a specified time after cessation of employment.

        In connection with Mr. Harding's resignation, we entered into a separation agreement with Mr. Harding in August 2015. Pursuant to the terms and conditions of the separation agreement, Mr. Harding was entitled to receive nine months of his gross bi-weekly salary, to be paid pursuant to our normal payroll practices until May 28, 2016, and continuation of health benefits until May 28, 2016. At the time of his separation, Mr. Harding received a cash bonus equal to his pro-rated accrued target bonus as of his date of termination, which equaled $80,000. Pursuant to the terms of our separation agreement with Mr. Harding, we stopped paying his salary and health benefits as of October 31, 2015, the date that he was employed by another company.

  Theresa McNeely

        Ms. McNeely resigned from the Company in February 2016. Ms. McNeely is bound by the terms of agreements covering non-solicitation, non-competition, confidential information and inventions assignment, which, among other things, prevents her from competing with us for a specified time after cessation of employment.

        In connection with Ms. McNeely's resignation, we entered into a separation agreement with Ms. McNeely in February 2016. Pursuant to the terms and conditions of the separation agreement, Ms. McNeely was entitled to receive nine months of her gross bi-weekly salary, to be paid pursuant to our normal payroll practices until August 31, 2016, and continuation of health benefits until August 31, 2016. Additionally, she was permitted, for a period of twelve months following her resignation, to exercise previously granted options to purchase 81,812 shares of common stock.

2015 Bonus Payments

        On December 31, 2015, after the Compensation Committee determined that the Company had achieved 60% of its corporate goals set out and approved by the Board in 2015, 4,635 of the 7,726 restricted stock units previously granted vested in full. Additionally, our Compensation Committee approved cash bonus payments to Dr. Tzianabos and Mr. Young in the amounts of $127,500 and $114,000, respectively. See "Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Bonuses".

Potential Payments upon Termination or Change in Control

        We have entered into agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table that were employed as executives on December 31, 2015 in the event of a termination of employment or a change of control.

Severance and Change of Control Arrangement with Dr. Dipp

        Pursuant to Dr. Dipp's employment agreement that was in effect on December 31, 2015, Dr. Dipp will be entitled to severance benefits if we terminate her employment "without cause" or if Dr. Dipp terminates employment with us for "good reason" (each as defined below). If Dr. Dipp's employment terminates under these circumstances, we will be obligated to provide that all outstanding and unvested stock options and restricted stock unit awards subject to time-based vesting will vest, on the date of such termination, as to the amount that would have vested over the six-month period following such termination. Additionally, as of December 31, 2015, if Dr. Dipp's employment terminated under these circumstances, a tax gross-up would have been paid on Dr. Dipp's behalf if any amounts payable by us (or a successor) to her became subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code. In connection with entering into an Executive Chair Agreement in January 2016, Dr. Dipp agreed to eliminate this 280G tax gross-up provision. See "Compensation Discussion and Analysis—Recent Developments" for additional details.

        Upon a termination event described above occurring in January 2016 or later, in addition to the obligations above, we will also be obligated for a period of six months (1) to pay Dr. Dipp her base salary and (2) to pay the monthly premiums for COBRA coverage equal to the amount paid for similarly situated employees.

        Upon a "change of control" (as defined below), all of Dr. Dipp's outstanding and unvested stock options will immediately vest on the date of such change of control.

Severance and Change of Control Arrangement with Dr. Tzianabos and Mr. Young

        Dr. Tzianabos and Mr. Young are entitled to severance benefits in the event we terminate either such officer's employment "without cause" or if either of them terminates his employment with us for "good reason" (each as defined below). Under these circumstances, absent a "change in control" (as defined below), we will be obligated for a period of nine months for Dr. Tzianabos and six months for Mr. Young (1) to pay such officer his base salary, (2) to pay the monthly premiums for COBRA coverage equal to the amount paid for similarly situated employees and (3) to the extent allowed by applicable law and the applicable plan documents, to continue to provide to such officer all company employee benefit plans and arrangements that he was receiving at the time of termination.

        If either officer's employment terminates under these circumstances within 12 months following a "change in control" (as defined below), in addition to the severance described above, we will be obligated to accelerate in full the vesting of the initial equity award granted to such officer when they were initially hired.

  Defined Terms in Severance and Change of Control Agreements

        As defined in Dr. Dipp's employment agreement:

        "Cause" constitutes the following: (i) willful failure to perform, or gross negligence in the performance of, material duties and responsibilities to the Company and its Affiliates, which failure or negligence is not remedied within thirty (30) days of written notice thereof; (ii) material breach of any material provision of this Agreement or any other agreement with the Company or any of its Affiliates, which breach is not remedied within thirty (30) days of written notice thereof; (iii) fraud, embezzlement or other dishonesty with respect to the Company or any of its Affiliates, taken as a whole, which, in the case of such other dishonesty, causes or could reasonably be expected to cause material harm to the Company or any of its Affiliates, taken as a whole; or (iv) conviction of a felony.

        "Good Reason" means, without the executive's consent, the occurrence of any one or more of the following events, provided (x) the executive has furnished written notice to the Company of the condition giving rise to the claimed Good Reason no later than thirty (30) days following the occurrence of such condition, (y) the Company has failed to remedy the condition within thirty (30) days thereafter and (z) the executive's employment with the Company terminates within six months following the delivery of such notice:

  (i)
  a material diminution in the nature or scope of the executive's responsibilities, duties or authority, provided that in the absence of a Change of Control any diminution in the nature or scope of the executive's responsibilities, duties or authority that is reasonably related to a diminution of the business of the Company or any of its Affiliates shall not constitute "Good Reason";

  (ii)
  a failure of the Company to provide the executive with equity awards in accordance with the executive's employment agreement after thirty (30) days' notice during which the Company does not cure such failure;

  (iii)
  relocation of the executive's office more than fifty (50) miles from the location of the Company's principal offices as of the date of the executive's employment agreement; or

  (iv)
  the Company's failure to continue the executive's appointment or election as a director or officer of any of its Affiliates or the Company's or failure to continue the executive's appointment at his or her current position as a director and/or officer or the failure of the executive to be elected as a member of the Board, if the director serves as a member of the Board as of the date of his or her employment agreement.

        "Change of Control" means (i) the acquisition of beneficial ownership (as defined in Rule 13-3 under the Exchange Act) directly or indirectly by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), of securities of the Company representing a majority or more of the combined voting power of the Company's then outstanding securities, other than in an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition of assets to an Affiliate of the Company or a holder of securities of the Company; notwithstanding the foregoing, no transaction or series of transactions shall constitute a Change of Control unless such transaction or series of transactions constitutes a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

        "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

        As defined in the employment agreements of Dr. Tzianabos and Mr. Young:

        "Cause" constitutes the following: (A) a good faith finding by the Company (i) of failure of or refusal by the employee to perform his or her duties and responsibilities to the Company, or (ii) that the employee has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has caused harm or damage to the business or affairs of the Company; (B) the commission by the employee, the conviction of the employee of, or the entry of a pleading of guilty or nolo contendere by the employee to any crime involving moral turpitude or any felony; or (C) breach by the employee of any material provision of any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company, which breach is not cured within ten days written notice thereof.

        "Good Reason" shall be deemed to exist upon: (i) the relocation of the Company's offices such that the employee's daily commute is increased by at least 40 miles each way without the written consent of the employee; (ii) material reduction of the employee's annual base salary without the prior consent of the employee (other than in connection with, and substantially proportionate to, reductions by the Company of the annual base salary of more than 50% of its employees); or (iii) material diminution in employee's duties, authority or responsibilities without the prior consent of the employee, other than changes in duties, authority or responsibilities resulting from the employee's misconduct; provided, however, that no such event or condition shall constitute Good Reason unless (a) the employee gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (b) the grounds for termination if susceptible to correction are not corrected by the Company within 30 days of its receipt of such notice and (c) the employee's termination of employment occurs within six months following the Company's receipt of such notice; and at all times "Good Reason" will be interpreted in a matter consistent with the definition of "good reason" within the meaning of Section 409A of the Internal Revenue Code.

        "Change of Control" means the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the capital stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities (on an as-converted to Common Stock basis) entitled to vote generally in the election of directors of the (i) resulting, surviving or acquiring corporation in such transaction in the case of a merger, consolidation or sale of outstanding shares, or (ii) acquiring corporation in the case of a sale of assets); provided that, in each of the foregoing cases, the Change in Control Event also meets all of the requirements of a "change in the ownership of a corporation" within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v) or a "change in the ownership of a substantial portion of the corporation's assets" within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii).

Potential Payments Upon Termination (as of December 31, 2015)

        The following table summarizes the potential payments to our Named Executive Officers under the severance and change of control agreements assuming that a termination occurred under the circumstances set forth in the column headings. The information presented assumes that the termination occurred on December 31, 2015, the last business day of our most recently completed fiscal year. The closing price of our common stock as listed on The Nasdaq Global Market on December 31, 2015, the last trading day of our fiscal year, was $9.77 per share.

Name	Executive Payments and Benefits upon Termination	Termination without Cause or Resignation for Good Reason	Termination without Cause or Resignation for Good Reason within One Year Following a Change of Control	Upon a Change of Control
Michelle Dipp, M.D., Ph.D.	Acceleration of Vesting of Equity	6 months	—	100%
Executive Chair and	Number of Vesting In-The-Money Stock	104,914	—	397,329
Chief Executive Officer	Options and Value upon Termination	$167,306	—	$585,863
	Number of Vesting Shares	7,725	—	15,451
	and Value Upon Termination	$75,473	—	$150,956
	Tax Gross-Up	$0	—	$0

	Total	$242,779	—	$736,819
Arthur Tzianabos, Ph.D.	Base Salary	$318,750	$318,750	—
Former President and	Acceleration of Vesting of Certain Equity	N/A	100%
Chief Scientific Officer	Number of Vesting In-The-Money Stock	—	0	—
	Options and Value upon Termination		$0
	Cobra Benefits	$12,903	$12,903	—

	Total	$331,653	$331,653	—
Jeffrey E. Young	Base Salary	$190,000	$190,000	—
Chief Financial Officer	Acceleration of Vesting of Certain Equity	N/A	100%
	Number of Vesting In-The-Money Stock	—	0	—
	Options and Value upon Termination		$0
	Cobra Benefits	$8,602	$8,602	—

	Total	$198,602	$198,602	—

        For a description of the actual amounts received by Dr. Tzianabos following his resignation, which occurred after December 31, 2015, see "Employment Agreements and Separation Agreements—Arthur Tzianabos, Ph.D." above.

        For a description of the actual amounts received by Mr. Harding following his resignation, see "Employment Agreements and Separation Agreements—David Harding" above.

        For a description of the actual amounts received or to be received by Ms. McNeely following her resignation, see "Employment Agreements and Separation Agreements—Theresa McNeely" above.

401(k) Retirement Plan

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which is $18,000 for 2015. Participants who are at least 50 years old can also make "catch-up" contributions, which in 2015 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan's trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Beginning in January 2012, we made an employer matching contribution equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of compensation.

Securities Authorized for Issuance Under Our Equity Compensation Plans

        The following table sets forth information regarding our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	3,452,314	19.71	59,516
Equity compensation plans not approved by security holders(2)	1,197,800	26.64	—

Total	4,650,114		59,516

(1)
This plan category consists of our 2012 Stock Incentive Plan.

(2)
This plan category consists of inducement grants provided to Dr. Arthur Tzianabos, our former President and Chief Scientific Officer, Jeffrey E. Young, our Chief Financial Officer, Ravi Mehrotra, our former chief corporate development officer and John D. Eisel, our Executive Vice President of Site Operations pursuant to the terms of our stock option agreements with them (as discussed below).

  Stock Option Agreement with Dr. Tzianabos

        Pursuant to a Stock Option Agreement with Dr. Tzianabos, dated September 10, 2013, Dr. Tzianabos was granted an option to purchase 312,000 shares of Common Stock at a price per share of $14.27, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on September 3, 2014 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

  Stock Option Agreement with Mr. Young

        Pursuant to a Stock Option Agreement with Mr. Young, dated September 17, 2014, Mr. Young was granted an option to purchase 224,000 shares of Common Stock at a price per share of $15.67, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on September 17, 2015 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

  Stock Option Agreement with Mr. Mehrotra

        Pursuant to a Stock Option Agreement with Mr. Mehrotra, dated June 4, 2015, Mr. Mehrotra was granted an option to purchase 311,800 shares of Common Stock at a price per share of $36.19, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on May 18, 2016 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company. This stock option terminated without any amounts vesting.

  Stock Option Agreement with Mr. Eisel

        Pursuant to a Stock Option Agreement with Mr. Eisel, dated June 4, 2015, Mr. Eisel was granted an option to purchase 350,000 shares of Common Stock at a price per share of $36.19, as an inducement material to his entering into employment with us. The grant has a term of ten years and is subject to a vesting schedule of 4 years, with 25% of the shares vesting on June 3, 2016 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

 DIRECTOR COMPENSATION

        Our director compensation program is administered by our Board with the assistance of the Compensation Committee. The Compensation Committee conducts an annual review of director compensation and makes recommendations to the Board with respect thereto.

        Based on the recommendation of our Compensation Committee, our Board adopted an amended and restated non-employee director compensation policy (the "2015 policy"). Under the 2015 policy, our non-employee directors were compensated for service on our Board as follows in 2015:

  •
  an annual retainer for our non-employee directors for service on our Board of $35,000;

  •
  for members of the Audit Committee, an annual fee of $8,000 ($15,000 for the chair);

  •
  for members of the Nominating and Corporate Governance Committee, an annual fee of $3,750 ($7,500 for the chair);

  •
  for members of the Compensation Committee, an annual fee of $5,000 ($10,000 for the chair);

  •
  to each newly elected director, an initial grant of a stock option to purchase 8,650 shares of our common stock, at an exercise price equal to the fair market value of our common stock on the date of grant, which option shall vest monthly over one year; and

  •
  for continuing service on our Board, an annual grant of a stock option to purchase 12,000 shares of our common stock, at an exercise price equal to the fair market value of our common stock on the date of grant, which option shall vest monthly over one year.

        Subject to the director's continued service as a director, the initial and annual stock option grants vest in approximately equal monthly installments through the first anniversary of the grant date. The initial stock option grants were made on the date of each director's initial appointment or election to the Board.

        Under the 2015 policy, we reimbursed our non-employee directors for their reasonable expenses incurred in connection with attending our Board and Committee meetings upon presentation of documentation of such expenses reasonably satisfactory to us.

        Under the 2015 policy, our non-employee directors may elect to receive their annual fees for board and committee service from January 1 to December 31 of a given year in either cash or fully vested shares of our common stock. This election occurs on an annual basis.

        The following table sets forth information regarding the total compensation awarded to, earned by or paid to each of our non-employee directors during the year ended December 31, 2015 for their service on our Board. Dr. Dipp, our Chief Executive Officer, did not receive any additional compensation for her service as a director during 2015. The compensation that we pay to Dr. Dipp is discussed under "Executive Compensation" above.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)(3)	Total ($)
Richard Aldrich	—		42,500	(4)	263,430	305,930
Jeffrey D. Capello	50,000		—		263,430	313,430
Mary Fisher	20,000		20,000		263,430	303,430
Marc Kozin	2,500	(5)	38,750		263,430	304,680
Thomas Malley	—		53,000		263,430	316,430
Harald Stock, Ph.D.	—		48,000		263,430	311,430
John Sexton, Ph.D.(6)	68,750	(7)	—		453,319	522,069
John Howe, III, M.D.(8)	68,750	(7)	—		453,319	522,069

(1)
Reflects payment of annual fees for board and committee service from January 1 to December 31 of a given year in fully vested shares of our common stock. Each payment is made at the end of each quarter based on the closing price of the Company's common stock on the last of each quarter. As of December 31, 2015, except as set forth in footnote (4) below, our non-employee directors did not hold any shares under outstanding stock awards.

(2)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(3)
As of December 31, 2015, our non-employee directors held the following aggregate number of shares under outstanding option awards (representing both exercisable and unexercisable option awards, none of which have been exercised):

Name	Number of Shares Underlying Outstanding Stock Options
Richard Aldrich	22,948
Jeffrey D. Capello	36,046
Mary Fisher	31,598
Marc Kozin	30,400
Thomas Malley	36,046
Harald Stock, Ph.D.	31,598
John Sexton, Ph.D.	20,650
John Howe, III, M.D.	20,650
(4)
In March 2012, Mr. Aldrich received 701,926 shares of restricted stock, all of which have vested, in his role as one of our founders; however, at the time we were founded, Mr. Aldrich's services to the company were limited to that of a member of our Board and he has not played an operational role with the company. Accordingly, Mr. Aldrich's involvement with OvaScience has been as a member of our Board and previously as a general partner of one of our previous principal stockholders, Longwood Fund, LP. 175,481 of these shares were subsequently transferred to the Richard H. Aldrich Irrevocable Trust of 2011.

(5)
Represents fees for additional board services, as approved by the Board, in guiding the company in its long-term strategy, which services he continues to provide on the Global Strategy Committee.

(6)
Dr. Sexton was elected to our Board on April 29, 2015.

(7)
Represents (i) $17,500 for pro-rated annual fees as a board member and (ii) $51,250 for additional board services, as approved by the Board, in providing long-term strategic global regulatory guidance, which services he continues to provide on the Global Strategy Committee.

(8)
Dr. Howe was elected to our board on June 4, 2015.

        Mr. Kozin and Drs. Howe and Sexton will receive compensation as members of the Global Strategy Committee. The Global Strategy Committee will support the Board in providing board level global strategic guidance to the Executive Chair, Chief Executive Officer and executive management team. The Global Strategy Committee's responsibilities include:

  •
  advising the Executive Chair, Chief Executive Officer and executive management team generally on global strategy, as well as on the development and implementation of the Company's strategic plan; and

  •
  advising the Executive Chair, Chief Executive Officer and executive management team on strategies for approaching international markets, including guidance on cultural, regulatory and government affairs matters.

        For their service on the Global Strategy Committee, Mr. Kozin will receive monthly retainer payments of $2,500 and Drs. Howe and Sexton will receive monthly retainer payments of $10,000.

 AUDIT RELATED MATTERS

Audit Committee Report

        The Audit Committee of the Board of OvaScience, Inc., which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has reviewed OvaScience's audited financial statements for the fiscal year ended December 31, 2015 and discussed them with management and the Company's independent auditors, Ernst & Young LLP, an independent registered public accounting firm.

        The Audit Committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16—Communications with Audit Committees.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the OvaScience Board that the audited financial statements referred to above be included in OvaScience's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        By the Audit Committee of the Board of OvaScience, Inc.

Jeffrey D. Capello (Chair) Thomas Malley John Howe, III, M.D.

Audit Fees and Services

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2015	2014
Audit Fees	$666,137	$419,000
Audit-Related Fees	10,000	—
Tax Fees	355,741	162,266
All Other Fees	2,265	1,995

Total Fees	$1,034,143	$583,261

Audit Fees

        Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, the reviews of financial statements included in any registration statements we file with the SEC and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and in 2015, the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, audit services for 2014 included the services of Ernst & Young in connection with our public offering that was completed in January 2015.

Audit-Related Fees

        Audit-related fees are fees for assurance and related services that are reasonably related to performance of the audit and review of financial statements, and which are not reported under "Audit Fees."

Tax Fees

        Tax fees are fees for professional services for tax compliance, tax advice and tax planning services.

All Other Fees

        Other fees include licensing fees that we paid to Ernst & Young LLP for access to its proprietary accounting research database.

        All of the foregoing accountant services and fees were pre-approved by our Audit Committee in accordance with the policies and procedures described under "—Policy for Approval of Services" below.

Policy for Approval of Services

        The Audit Committee of our Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services, and such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class I Directors

        At the Annual Meeting, stockholders will vote to elect three class I directors, each to serve a three-year term beginning at the Annual Meeting and ending at our 2019 Annual Meeting of stockholders. Our Board has nominated Drs. Stock and Howe and Mr. Kozin for election as class I directors at the Annual Meeting.

        Pursuant to our certificate of incorporation and by-laws, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each Annual Meeting of the stockholders. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires. Our Board currently consists of seven members, divided into three classes as follows:

  •
  class I consists of Drs. Stock and Howe and Mr. Kozin, each with a term expiring at the 2016 annual meeting of stockholders;

  •
  class II consists of Mr. Aldrich, Ms. Fisher and Dr. Sexton, each with a term expiring at the 2017 annual meeting of stockholders; and

  •
  class III consists of Dr. Dipp and Messrs. Capello and Malley, each with a term expiring at the 2018 annual meeting of stockholders.

        Drs. Stock and Howe and Mr. Kozin are current directors whose terms expire at the Annual Meeting. Drs. Stock and Howe and Mr. Kozin are each nominated for re-election as a class I director, with a term ending in 2019. A brief biography of each director nominee is set forth starting on page 7 of this proxy statement. You will find information about their stock holdings in OvaScience below under "Ownership of Our Common Stock—Security Ownership of Certain Beneficial Owners and Management."

        Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Drs. Stock and Howe and Mr. Kozin as class I directors for a term expiring at our 2019 Annual Meeting of stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a member of our Board. Each of the nominees has indicated his or her willingness to serve on our Board, if elected. If any nominee should be unable to serve, proxies may be voted for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.

        A plurality of the shares voted is required to elect each nominee as a director.

Board Recommendation

        Our Board recommends that you vote FOR the election of each of the nominees as a class I director.

Proposal 2: Ratification of Appointment of Independent Auditors

        The Audit Committee of our board has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the current fiscal year. Ernst & Young LLP has served as our independent auditors since January 2012. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, our Audit Committee believes it is advisable and has decided to give our stockholders the opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider this appointment.

        The affirmative vote of a majority of votes cast affirmatively or negatively on the matter is required to approve this proposal.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

Board Recommendation

        Our Board recommends that you vote FOR the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2016.

Proposal 3: Approval of Advisory Vote on the Compensation of Named Executive Officers

        We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The next advisory vote to approve the compensation of our Named Executive Officers will occur at a future annual meeting of stockholders, to be determined by the outcome of Proposal 4.

        We have a pay-for-performance philosophy whereby actual compensation levels are correlated to the achievement of corporate and individual goals. We believe that our executive compensation programs are strongly aligned with our performance on both a short-term and long-term basis, linked to results intended to create value for stockholders, and that such compensation assists us in attracting and retaining key executives critical to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans.

        For instance, during 2015, we made progress on our business goals, including:

  •
  Expanding the availability of the AUGMENT treatment in select international regions including Japan, one of the largest IVF markets in the world;

  •
  Commencing a non-commercial preceptorship training program with the OvaPrime treatment;

  •
  Defining the process for the OvaTure treatment;

  •
  Collaborating with the IVI Group, the largest IVF clinic network in the world, to begin a controlled, double-blind, prospective and randomized egg allocation study of the AUGMENT treatment; and

  •
  Our clinical partners publishing peer-reviewed analysis of the AUGMENT treatment showing statistically significant improvements in embryo selection and transfer compared to standard IVF.

        However, we did not achieve our pre-determined corporate goal for 2015 to achieve a specific amount of AUGMENT treatment cycles. As a result of not achieving this goal, our current Named Executive Officers, Dr. Dipp, Dr. Tzianabos and Mr. Young, received 60% of their full target bonus amounts.

        Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

        In accordance with the rules of the SEC, the following resolution, commonly known as a "say-on-pay" vote, is being submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the compensation paid to the Named Executive Officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED."

        The affirmative vote of a majority of votes cast affirmatively or negatively on the matter is required to approve, on an advisory basis, this proposal.

Board Recommendation

        Our Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

Proposal 4: Approval of Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

        We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our Named Executive Officers. In particular, we are asking whether the advisory vote on the compensation of our Named Executive Officers (Proposal 3) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our Named Executive Officers to our stockholders.

        After careful consideration, our Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's Annual Meeting of stockholders.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board's recommendation. The affirmative vote of a majority of the shares voted for this proposal—every year, every two years or every three years—will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our Named Executive Officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

Board Recommendation

        Our Board recommends that you vote FOR the approval, on an advisory basis, of the frequency of holding a vote on the compensation of our Named Executive Officers every year.

 OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 8, 2016, certain information concerning the beneficial ownership of our capital stock by:

  •
  each director;

  •
  each Named Executive Officer;

  •
  all of our executive officers and directors as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2016 and restricted stock units that will vest within 60 days of April 8, 2016 are considered outstanding and beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)		Percentage of Common Stock Beneficially Owned(3)
Directors and Executive Officers
Michelle Dipp, M.D., Ph.D.	1,929,923	(4)	7.07%
Arthur Tzianabos, Ph.D.	403,400	(5)	1.48%
Jeffrey Young	91,200	(6)	*
David Harding	2,290	(7)	*
Theresa McNeely	82,386	(8)	*
Richard Aldrich	1,426,025	(9)	5.22%
Jeffrey D. Capello	47,157	(10)	*
Mary Fisher	39,638	(11)	*
Marc Kozin	52,964	(12)	*
Thomas Malley	163,016	(13)	*
Harald Stock, Ph.D.	48,020	(14)	*
John Sexton, Ph.D.	20,650	(15)	*
John Howe, III, M.D.	20,650	(15)	*
All executive officers and directors as a group (10 persons)	3,438,182		12.59%
5% Stockholders
Entities affiliated with FMR LLC	4,091,742	(16)	14.98%
245 Summer Street Boston, MA 02110
Entities affiliated with Janus Capital Management LLC	3,795,870	(17)	13.90%
151 Detroit Street Denver, CO 80206
Entities affiliated with Prudential Financial, Inc.	2,490,946	(18)	9.12%
751 Broad Street Newark, NJ 07102
Entities affiliated with Orbis Investment Management Limited	2,090,530	(19)	7.66%
25 Front Street Hamilton, Bermuda HM11
Entities affiliated with Adage Capital Partners GP, LLC	2,006,732	(20)	7.35%
200 Clarendon Street, 52nd Floor Boston, MA 02116
Arrowpoint Asset Management LLC	1,905,117	(21)	6.98%
100 Fillmore Street, Suite 325 Denver, CO 80206
BlackRock, Inc.	1,634,581	(22)	5.99%
55 East 52nd Street New York, NY 10055

*
Less than 1%.

(1)
Unless otherwise indicated, the address of such individual is c/o OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451.

(2)
Applicable number of shares of stock beneficially owned is calculated as of April 8, 2016.

(3)
Applicable percentage ownership is based on 27,308,779 shares of our common stock outstanding as of April 8, 2016.

(4)
Consists of (a) 971,921 shares of common stock held by Dr. Dipp, (b) 401,061 shares of common stock held by Longwood Fund III, LP and (c) options to purchase an aggregate of 556,941 shares of common stock held by Dr. Dipp that are exercisable within 60 days of April 8, 2016. Voting and investment power with respect to the shares held by Longwood Fund III GP, LLC are vested in Richard Aldrich, Michelle Dipp, M.D., Ph.D., and Christoph Westphal, M.D., Ph.D., the managers of Longwood Fund III GP LLC, the general partner of Longwood Fund III, LP.

(5)
Consists of (a) 400 shares of common stock held by Dr. Tzianabos, (b) 1,000 shares of common stock held in Dr. Tzianabos's IRA and (c) options to purchase an aggregate of 402,000 shares of common stock that are exercisable within 60 days of April 8, 2016.

(6)
Consists of (a) 3,750 shares of common stock held by Mr. Young and (b) options to purchase an aggregate of 87,450 shares of common stock that are exercisable within 60 days of April 8, 2016.

(7)
Consists of 2,290 shares of common stock held by Mr. Harding. The shares of common stock included have not been verified by the company and are based on previous public filings made by Mr. Harding with the Securities and Exchange Commission. No options to purchase shares of common stock held by Mr. Harding will become exercisable within 60 days of April 8, 2016.

(8)
Consists of (a) 574 shares of common stock held by Ms. McNeely and (b) options to purchase an aggregate of 81,812 shares of common stock that are exercisable within 60 days of April 8, 2016. The shares of common stock included have not been verified by the company and are based on previous public filings made by Ms. McNeely with the Securities and Exchange Commission.

(9)
Consists of (a) 604,185 shares of common stock held directly by Mr. Aldrich, (b) 175,481 shares of common stock held by Richard H. Aldrich Irrevocable Trust of 2011, (c) 22,350 shares of common stock held by Richard H. Aldrich Irrevocable Trust of 2005, (d) 200,000 shares of common stock held by Richard H. Aldrich 2015 GRAT, (e) options to purchase an aggregate of 22,948 shares of common stock held by Mr. Aldrich that are exercisable within 60 days of April 8, 2016 and (f) 401,061 shares of common stock held by Longwood Fund III, LP. The trustee of the Richard H. Aldrich Irrevocable Trust of 2011 is Mr. Aldrich's wife, Nichole Aldrich, and she exercises sole voting and investment power over the shares of record held by the trust. Voting and investment power with respect to the shares held by Longwood Fund III GP, LLC are vested in Richard Aldrich, Michelle Dipp, M.D., Ph.D., and Christoph Westphal, M.D., Ph.D., the managers of Longwood Fund III GP LLC, the general partner of Longwood Fund III, LP.

(10)
Consists of (a) 11,111 shares of common stock held by Mr. Capello and (b) options to purchase an aggregate of 36,046 shares of common stock held by Mr. Capello that are exercisable within 60 days of April 8, 2016.

(11)
Consists of 8,040 shares held by Ms. Fisher and 31,598 options to purchase shares of common stock held by Ms. Fisher that are exercisable within 60 days of April 8, 2016.

(12)
Consists of (a) 22,564 shares of common stock held by Mr. Kozin and (b) options to purchase an aggregate of 30,400 shares of common stock held by Mr. Kozin that are exercisable within 60 days of April 8, 2016.

(13)
Consists of (a) 126,970 shares of common stock held by Mr. Malley and (b) options to purchase an aggregate of 36,046 shares of common stock held by Mr. Malley that are exercisable within 60 days of April 8, 2016.

(14)
Consists of (a) 1,228 shares of common stock held by Mr. Stock, (b) 15,194 shares of common stock held by SB Vermogensverwaltungs KG, a trust of which the Mr. Stock is a majority shareholder and managing partner, and (c) options to purchase an aggregate of 31,598 shares of common stock held by Dr. Stock that are exercisable within 60 days of April 8, 2016.

(15)
Consists of options to purchase shares of common stock that are exercisable within 60 days of April 8, 2016.

(16)
This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on or about February 12, 2016. All 4,091,742 shares of common stock are beneficially owned by FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(17)
This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on or about February 16, 2016. Includes 1,591,633 shares of Common Stock beneficially owned by Janus Global Life Sciences. Janus Capital Management LLC ("Janus Capital") is an investment adviser as well as a parent holding company. As a result of its role as investment adviser or sub-adviser to various individual and institutional clients (collectively, the "managed portfolios"), Janus Capital may be deemed to be the beneficial owner of the shares held by these managed portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the managed portfolios and disclaims any ownership associated with such rights. Janus Global Life Sciences Fund is an investment company registered under the Investment Company Act of 1940 and is one of the managed portfolios to which Janus Capital provides investment advice.

(18)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about January 28, 2016.Consists of (a) 2,488,546 shares of common stock held by Jennison Associates LLC and (b) 2,400 shares of common stock held by Quantitative Management Associates LLC. Prudential Financial, Inc. is a parent holding company and indirect parent of Jennison Associates LLC and Quantitative Management Associates LLC.

(19)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 16, 2016.Consists of (a) 2,081,545 shares of common stock held by Orbis Investment Management Limited ("OIML")and (b) 8,985 shares of common stock held by Orbis Asset Management Limited ("OAML"). OIML and OAML may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Securities Act of 1933, as amended.

(20)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 16, 2016. Consists of shares of common stock held by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C. and Adage Capital Advisors, L.L.C. (collectively "Adage Group"). Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners, L.P. and Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross are managing members of Adage Capital Partners, L.P.

(21)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 16, 2016. Arrowpoint Asset Management, LLC has sole dispositive power and sole voting power with respect to 1,905,117 shares. The securities are owned by one or more advisory clients for which Arrowpoint Asset Management, LLC serves as an investment adviser registered under the Investment Advisers Act of 1940.

(22)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about January 28, 2016. BlackRock, Inc. reported sole voting power over 1,592,355 shares and sole dispositive power over 1,634,581 shares on behalf of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2015.

 OTHER MATTERS

        Our Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting

        Proposals of stockholders intended to be presented at the 2017 Annual Meeting of the stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, and stockholder-submitted nominees for directors, must be received by our Secretary in writing at our principal offices, OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations, no later than December 19, 2016, in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2017 Annual Meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 2, 2017 and no later than March 4, 2017, provided that if the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the Annual Meeting and not later than the later of (i) the 90th day prior to the 2017 Annual Meeting and (ii) the tenth day following the day on which notice of the date of the 2017 Annual Meeting was mailed or public disclosure of the date of the 2017 Annual Meeting was made, whichever occurs first.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OVASCIENCE, INC. 9 4TH AVENUE WALTHAM, MA 02451 ATTN: REBECCA PETERSON ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E06070-P78138 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. OVASCIENCE, INC. The Board of Directors recommends you vote FOR each of the Class I Director nominees: For Withhold For All AllAllExcept ! ! ! 1. Election of Class I Directors Nominees: 01) Harald Stock, Ph.D. 02) John Howe III, M.D. 03) Marc Kozin The Board of Directors recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors of OvaScience for the fiscal year ending December 31, 2016. The Board of Directors recommends you vote FOR proposal 3. ! ! 3 Years ! Abstain 3. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. 1 Year 2 Years The Board of Directors recommends you vote FOR "1 YEAR" in proposal 4. ! ! ! ! 4. Proposal to approve, on an advisory basis, the frequency of holding a vote on the compensation of the Company's named executive officers. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. E06071-P78138 OVASCIENCE, INC. 2016 Annual Meeting of Stockholders To be held Thursday, June 2, 2016 at 8:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints each of Michelle Dipp, M.D., Ph.D. and Jeffrey Young (each with full power of substitution), as Proxies of the undersigned, to attend the annual meeting of stockholders of OvaScience to be held at 8:00 a.m., Eastern Time, on Thursday, June 2, 2016, at 70 3rd Avenue, Waltham, Massachusetts 02451, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect to all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. You can revoke your proxy at any time before it is voted at the annual meeting (i) by submitting another properly completed proxy bearing a later date; (ii) by giving written notice of revocation to the Secretary of OvaScience; (iii) if you submitted a proxy through the Internet or telephone, by submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) by voting in person at the annual meeting. If any shares of common stock are held in a fiduciary, custodial or joint capacities, this proxy is signed by you in every such capacity as well as individually. This proxy, when executed, will be voted in the manner directed herein. If you do not specify below how you want the shares to be voted, this proxy will be voted FOR the election of Directors, FOR Proposals 2 and 3, and FOR “1 YEAR” in Proposal 4. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the annual meeting or any adjournment(s) thereof. Please vote, date and sign on reverse side and return promptly in the enclosed pre-paid envelope. Your vote is important. Please vote immediately. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: